Exhibit 10.12
CENTURYLINK
EXECUTIVE SEVERANCE PLAN
AS UPDATED, AMENDED AND RESTATED
EFFECTIVE OCTOBER 10, 2017

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Amended and Restated Effective August 20, 2012

B-1

Page

ARTICLE I	PURPOSE OF PLAN		1
	Section 1.01	Purpose of the Plan	1
	Section 1.02	Application of the Plan	1
	Section 1.03	Gender and Number	1
ARTICLE II	DEFINITIONS		1
	Base Salary		1
	Board		1
	Cause		2
	CEO		2
	Change in Control		2
	CIC Good Reason Resignation		3
	CIC Termination		4
	COBRA		4
	Code		4
	Company		4
	Comparable Position		4
	Competitive Employment		5
	Competitor		5
	Effective Date		5
	Eligible Employee		6
	Employee		7
	ERISA		7
	Executive Officer		7
	Involuntary Termination		7
	Non CIC Good Reason Resignation		7
	Non-CIC Termination		8
	Non-Comparable Position		8
	Non-Compete Period		9
	Participant		9
	Participating Company		9
	Permanent Disability		9
	Plan		9
	Plan Administrator		9
	Release		10
	Service		10
	Severance Benefit		10
	Severance Period		10
	Specified Employee		10
	Subsidiary		10
	Termination or Terminated		11

i

(continued)
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ii

(continued)
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ARTICLE IX		CLAIMS PROCEDURES	24
	Section 9.01	Claims	24
	Section 9.02	Initial Claim	25
	Section 9.03	Appeals of Denied Administrative Claims	25
	Section 9.04	Deadline to Bring a Plan Claim, Arbitration of Civil Suit	26
ARTICLE X		MISCELLANEOUS	26
	Section 10.01	Waiver of Jury Trial	26
	Section 10.02	Forum Selection	27
	Section 10.03	Non-Alienation of benefits	27
	Section 10.04	Notices	28
	Section 10.05	No Mitigation	27
	Section 10.06	No Contract of Employment	28
	Section 10.07	Severability of Provisions	28
	Section 10.08	Unfunded Plan	28
	Section 10.09	Payments to Incompetent Persons	28
	Section 10.10	Lost Payees	28
	Section 10.11	Controlling Law	29
	Section 10.12	Clerical Error	29
EXHIBIT A		FORM OF RELEASE AGREEMENT SUBJECT TO CHANGE BY THE PLAN ADMINISTRATOR FROM TIME TO TIME
EXHIBIT B		ARBITRATION PROVISION
EXHIBIT C		LIST OF PARTICIPATING COMPANIES
EXHIBIT D		PERIOD OF SUBSIDIZED COBRA COVERAGE FOR DIRECTORS/VICE PRESIDENTS
EXHIBIT E		LEVEL 3 COMMUNICAITONS, INC. KEY EMPLOYEE SEVERANCE PLAN (KESP)

iii

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

Article I
PURPOSE OF PLAN
Section 1.01    Purpose of the Plan    . The Plan is not intended to be an “employee pension benefit plan” or “pension plan” within the meaning of section 3(2) of ERISA. Rather, the Plan is intended to be a “welfare benefit plan” within the meaning of section 3(1) of ERISA and to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at 29 CFR § 2510.3-2(b). No employee contributions are required or permitted. Accordingly, no employee has or shall have a vested right to such benefits.
Application of the Plan    . The Plan shall generally be applicable to an Involuntary Termination, a Non-CIC Good Reason Resignation or a CIC Good Reason Resignation, as defined herein and except as described in Exhibits C and E. This Plan supersedes any other plan, policy, program, or arrangement providing an Eligible Employee with severance or related benefits, with the exception of (i) any vested benefits under another severance or change of control plan, policy, or arrangement which became effective prior to the Effective Date, and (ii) any contract between CenturyLink (including its predecessors) and an Eligible Employee concerning the provision of Severance Benefits following a termination of employment. The Plan applies to all Eligible Employees who are terminated due to one of the reasons listed in Article IV of this Plan. The Effective Date for the implementation of this Restatement is October 10, 2017, and it applies based on the date an Eligible Employee is notified of termination, an offer for a Non-Comparable Position or a Non-CIC Good Reason Trigger Event, and not the actual date of termination from employment with the Company (e.g., an employee notified on March 27, 2016 with a last day worked of April 15, 2016, is eligible for Benefits under the formula stated in the July 1, 2014 Plan Restatement rather than the formula stated in this April 1, 2016 Restatement); however, some provisions within Exhibit C and Exhibit E are expressly contingent upon the closing of the LVLT Corporate Transaction (as that term is defined below), and, in the event the LVLT Corporate Transaction does not occur, such provisions are null and void. Notwithstanding any other provision hereof, there is intended to be no duplication of Severance Benefits to an Eligible Employee. As such, if an Eligible Employee has any vested rights under another severance or change of control plan, policy, arrangement or contract for severance benefits following termination of employment, this Plan shall not apply to such Eligible Employee with respect to such termination.
Section 1.02    Gender and Number    . Whenever used herein, the masculine pronoun shall include the feminine and the singular shall encompass the plural, and vice versa.
Article II
DEFINITIONS
The following definitions apply except as expressly provided in Exhibits C or E.
“Base Salary” means the Eligible Employee’s annual rate of base pay, as reflected in the Company’s payroll or personnel files, in effect on a specified date.

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

“Board” means the Board of Directors of CenturyLink, Inc., or any successor thereto, or its delegate, including but not limited to, a committee thereof specifically designated for purposes of making determinations hereunder.
“Cause” means an Eligible Employee’s (i) failure to substantially comply with supervisor directives, including directives related to job performance (ii) misconduct, (iii) conduct that violates the Company’s ethics and compliance program, including its Code of Conduct, (iv) conduct that is injurious to the Company’s reputation, customer relationships, employees or finances, (v) act(s) that, if proven in a court of law, would constitute a felony crime, (vi) act(s) of dishonesty, fraud or moral turpitude, or (vii) violation of any of the restrictive covenants found in Article VI. The Plan Administrator, in its sole discretion, shall determine whether the elements of Cause have been met, including whether the facts and circumstances indicate that the Employee’s actions constitute a violation of the Company’s ethics and compliance program and/or are injurious to the Company.
“CEO” means the Executive Officer who is designated by the Board as the Chief Executive Officer of the Company.
“Change in Control” means any of the following events:
(a)    the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder, including Rule 13d-5(b)) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (‘voting securities”) of the Company that represent 30% or more of the combined voting power of the Company’s then outstanding voting securities, other than:
(i)    an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or
(ii)    an acquisition of voting securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company of at least 50% of the voting power of the Company’s then outstanding securities in substantially the same proportions as their ownership of stock of the Company, or
(iii)    an acquisition of voting securities pursuant to a transaction described in subsection (c) below that would not be a Change in Control under subsection (c) below;
(b)    a change in the composition of the Board that causes less than a majority of the directors of the Company to be directors that meet one or more of the following descriptions:
(i)    a director who has been a director of the Company for a continuous period of at last 24 months (or, if less, since the date the shares of Company common stock were listed on the New York Stock Exchange) or,

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

(ii)    a director whose election or nomination as a director was approved by a vote of at least two-thirds of the then directors described in subsections 2.04(b)(i), (ii) or (iii) by prior nomination or election, but excluding, for the purpose of this subsection (ii), any director whose initial assumption to office occurred as a result of an actual or threatened (y) election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or group other than the Board or (z) tender offer, merger, sale of substantially all of the Company’s assets, consolidation, reorganization or business combination that would be a Change in Control under subsection (c) below on consummation thereof, or
(iii)    who were serving on the Board as result of the consummation of a transaction described in subsection (c) below that would not be a Change in Control under subsection (c) below;
(c)    the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of
(i)    a consolidation, merger, reorganization or business combination or
(ii)    a sale or disposition of all or substantially all of the Company’s assets or
(iii)    the acquisition of assets or stock of another entity,
in each case, other than in a transaction, (x) that results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction and (y) after which more than 50% of the members of the Board of the Successor Entity were members of the Board at the time of the Board’s approval of the transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of the Board at that time), and (z) after which no person or group beneficially owns voting securities representing 30% or more of the combined voting power of the Successor Entity; provided, however, no person or group shall be treated for purposes of this subsection (z) as beneficially owning 30% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company before the consummation of the transaction; or
(d)    a liquidation or dissolution of the Company other than in connection with a transaction described in subsection (c) above that would not be a Change in Control thereunder.
“CIC Good Reason Resignation” means an Eligible Employee’s written resignation that has been delivered to the Company within 30 calendar days of the notification to the Employee of any of the following events (each a “Trigger Event”) related to a Change in Control:

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

(a)    a reduction of more than 10% in the Eligible Employee’s Base Salary in effect immediately prior to the Change in Control.
(b)    a demotion that results in both (i) the movement of an Eligible Employee from one job level to a lower job level (that is, Senior Vice-President to Vice-President or below, Vice-President to Director or below, or Director to Manager or below) and (ii) a material reduction or diminution of authority, duties, responsibilities, and/or budget or fiscal authority. “Demotion” excludes any move from one job to another initiated by the Employee.
(c)    A relocation of the Eligible Employee’s principal work location such that (i) the driving distance from the work location of the new position to the current position held immediately prior to the change in job location is more than 50 miles and (ii) the increase in commuting distance from the employee’s current home location to his/her work location (comparing current position location against the new position location) is more than 50 miles.
♦If an Employee’s current position or new position is classified as “work at home” (i.e., with no assigned office at a CenturyLink facility), his/her home address is or, as applicable, will be deemed his/her work location with respect to such work at home position.
In order to constitute a CIC Good Reason Resignation, one of the above three Trigger Events must occur within one year following a Change in Control.
Notwithstanding the foregoing, the written resignation shall not constitute a “CIC Good Reason Resignation” if the Company fully corrects the circumstances which gave rise to Eligible Employee’s claim that there has been a CIC Good Reason Resignation within 30 days following receipt of written notice from the Eligible Employee (the “30-day Cure Period”). If the Company does not fully correct the circumstances that gave rise to the CIC Good Reason Resignation within the 30-calendar day Cure Period, the Eligible Employee’s employment shall be deemed to be a CIC Good Reason Resignation and to have Terminated no later than two years following the expiration of the 30-calendar day Cure Period or the Company’s notice that it does not intend to cure, whichever is earlier.
“CIC Termination” means an Eligible Employee’s Involuntary Termination within one year after the date of a Change in Control or his CiC-Good Reason Resignation.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as codified in section 4980B of the Code, and Part 6 of Title I of ERISA and as amended by subsequent legislation.
“Code” means the Internal Revenue Code of 1986, as amended, and regulations thereunder.
“Company” means CenturyLink, Inc. and, solely CenturyLink, Inc’s U.S.-based affiliates and subsidiaries, as well as any predecessor (specifically including but not limited to U.S.-based affiliates and subsidiaries of EMBARQ Corporation, Qwest Communications International, Inc., etc.) that are Participating Companies as defined in the Plan and on Exhibit C; non-participating Companies are also separately identified on Exhibit C.

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

“Comparable Position” means a position offered by the Company or by another entity (e.g., one providing services to or purchasing assets from the Company) in connection with a reduction in headcount, an outsourcing to a vendor, a reorganization impacting two or more distinct business groups, a sale of distinct business groups, or a merger or acquisition other than a Change in Control, and that
(i) involve a relocation of 50 miles or less such that either (i) the driving distance from the work location of the new position to the current position held immediately prior to the change in job location is 50 miles or less or (ii) the increase in commuting distance from the employee’s current home location to his/her work location (comparing current position location against the new position location) is 50 miles or less.

▪
If an Employee’s current position or new position is classified as “work at home” (i.e., with no assigned office at a CenturyLink facility), his/her home address is or, as applicable, will be deemed his/her work location with respect to such work at home position.

and
(ii) has a Total Targeted Compensation (Base Salary plus target short term incentive or sales incentive opportunity) that is at least 90% of the Participant’s current Total Targeted Compensation. A job at job grades P6 and below (or their equivalent) is not a “Comparable Position.”
“Competitive Employment” means the direct or indirect performance of duties or responsibilities (whether paid or unpaid and whether as a consultant, employee or otherwise) for a Competitor, including, without limitation, the ownership of any interest in, the provision of any financing, management or advisory services to, any connection with or being a principal, partner or agent of, any Competitor; provided that the Eligible Employee may passively own less than 1% of the outstanding shares of any Competitor.
“Competitor” means any person, firm, company, corporation or other entity, that markets, sells, resells or otherwise engages in the business of selling to any business or government customer any product or service that is competitive, in any territory or location where the Company does business, with any of the following services, which may be changed from time to time and over time: local exchange telephone service (including services provided by wireless and cable providers), E-911 service, long distance services, dial-up and high-speed Internet access, security monitoring and related services, video delivery, web development, web hosting, high speed data services, wireless communications, IPTV and other video services (including satellite or cable television services), data hosting, cloud computing, any other product or service provided to customers of the Company which the Employee sold or supported, and any other products and services ancillary or related thereto. The burden is on the Eligible Employee to demonstrate that such person is not a Competitor.
“Effective Date” means October 10, 2017, when this Restatement becomes effective. The Plan applies to all Eligible Employees of a Participating Company who are terminated due to one of the reasons listed in Article IV of this Plan; however, some provisions within Exhibit C are expressly contingent upon the LVLT Corporate Transaction Closing, and, in the event the LVLT Corporate Transaction does not occur, such provisions are null and void. The Effective Date applies based

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

on the date an Eligible Employee is notified of termination, the offer of a Non-Comparable Position or the Non-CIC Good Reason Resignation, and not the actual date of termination from employment with the Company (e.g., an employee notified on September 20, 2017 with a last day worked of October 15, 2017, is eligible for Benefits under the formula stated in the April 1, 2016 Plan Restatement rather than the formula stated in this September 28, 2017 Restatement, however all other terms and conditions of this Plan apply).
“Eligible Employee” means an Employee who holds, as of his Termination Date, a Director or Vice-President level job in grades P7 or above or E1 or above, or equivalent grades if a different job grading system is used, as reflected in the Company’s personnel records. “Director or Vice-President level” jobs include those job titles which were classified as Director (M6 or M7) or Vice-President (E1 or above) jobs as of January 1, 2016. A Legacy Level 3 Employee will become an Eligible Employee upon the closing the LVLT Corporate Transaction. A Legacy Level 3 SVP will become an Eligible Employee (and eligible for benefits under Sections 4.01, 4.01A, 4.02 and 4.03) immediately after he or she ceases to participate in the Level 3 Communications Key Employee Severance Plan (KESP), provided he or she continues in employment with a Participating Company. An Employee who is terminated for job performance is an Eligible Employee, but solely for limited Severance Benefits as set for in Section 4.01A. An otherwise “Eligible Employee” is not eligible for: (a) benefits under this Plan relating to a Non-CiC Termination, including Sections 4.01 and 4.03 (“Non-CiC Severance Benefits”), if he has signed and not revoked a binding contract with CenturyLink (including its predecessors) concerning the provision of benefits similar to Non-CiC Severance Benefits to that Employee following a termination of employment and (b) benefits under this Plan relating to a CiC Termination, including Sections 4.02 and 4.03 (“CiC Severance Benefits”), if he has signed and not revoked a binding contract with CenturyLink (including its predecessors) concerning the provision of benefits similar to CiC Severance Benefits to that Employee following a termination of employment. If there is any question as to whether an Employee is an Eligible Employee for purposes of the Plan, the Administrator shall make the determination. The term “Eligible Employee” also excludes an Employee who signed a waiver of his rights under this Plan subsequent to the Effective Date. Additionally, an Employee is not an “Eligible Employee” if:
(1)    he is covered by the provisions of a collective bargaining agreement which address the same issues as this Plan, in which case the collective bargaining agreement will prevail and this Plan shall not apply;
(2)    he is covered by the provisions of the CenturyLink Reduction In Force Policy or an individual employee agreement which address the same issues as this Plan, in which case the CenturyLink Reduction In Force Plan or such individual agreement will prevail and this Plan shall not apply;
(3)    the provisions of any other reduction in force or severance plan or policy apply to any group of employees of the Company (such as employees who join the Company via merger or acquisition who are covered by a reduction in force or severance plan or policy that remains in effect after the acquisition; employees of a particular subsidiary or division; or employees at a particular location), in which case the terms of such plan or policy shall apply and this Plan shall not apply;

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

(4)    he is a Temporary Employee, which term is defined to mean all employees of a Participating Company who are hired to perform an assignment which is not intended to be ongoing and which is intended to have a specified end date (by reference to a calendar end date or a project end date) and/or who are classified on the payroll and/or HR systems as “temporary;”
(5)    his employment with the Company is Terminated voluntarily, such as by resignation (whether or not the employee claims a constructive discharge or forced resignation) or retirement (whether or not such voluntary Termination may have been influenced by pending or threatened layoffs), or Terminated involuntarily due to attendance (other than absences that are protected by applicable law) or misconduct, including but not limited to violation of the Code of Conduct or other CenturyLink policies;
(6)    he is offered a Comparable Position or he is offered and accepts a position with CenturyLink, a vendor to which CenturyLink outsourced the employee’s work, a buyer to which CenturyLink has sold the business, or any successor to CenturyLink, even if such position is a Non-Comparable Position;
(7)    he is not classified in CenturyLink’s payroll and/or HR systems as an “employee,” regardless of whether such person is determined by any court, governmental agency or other entity to be an employee under any federal, state or local law, regulation or rule;
(8)    he is employed by a non-U.S. subsidiary or affiliate, or he/she has been transferred from a non-U.S. subsidiary or affiliate to U.S. subsidiary or affiliate for a finite period of time pursuant to a letter of assignment; or is employed by a non-Participating Company identified on Exhibit C; or
(9)    he is not employed by a Participating Company, or the participation of the Participating Company is limited by the Plan such that the employee is not eligible, as described in Exhibit C; or
(10)    he is considered classified on the payroll and/or HR systems as a CenturyLink Government Services Modified Benefits employee or is categorized on the payroll and / or HRIS systems as a Project Based Employee.
“Employee” means an individual employed by a Participating Company within the United States as an employee, and excludes any person working for the Company through a temporary service or on a leased basis or who is hired by the Company as an independent contractor, consultant, or otherwise, and excludes a person who is not an employee, or not treated as such, for purposes of withholding federal employment taxes, as evidenced by payroll records or a written agreement with the individual, regardless of any contrary governmental or judicial determination or holding relating to such status or tax withholding.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder.

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

“Executive Officer” means an Eligible Employee who is (i) a Vice-President, including Senior Vice-President and Executive Vice-President, reporting directly to the CEO, (ii) an Officer, other than the CEO, designated on an annual or other periodic basis as a Section 16 Officer of the Company, or (iii) an Officer, other than the CEO, designated by the Compensation Committee of the Board as a Senior Officer (as such term is defined in the Compensation Committee’s charter).

“Involuntary Termination” means a Termination of the Eligible Employee’s employment, initiated by the Company for any reason other than Cause, Permanent Disability or death.

“Legacy Level 3 Employee” means any person who (i) is employed by Level 3 Communications, Inc., or any affiliate of it at the Vice-President level, other than any person covered by the Level 3 Key Executive Severance Plan (the “KESP” at Exhibit E), immediately prior to the closing of the LVLT Corporate Transaction and (ii) remains employed by Level 3 Communications, Inc., or any affiliate of it immediately after the closing of the LVLT Corporate Transaction.
“Legacy Level 3 SVP” means person who (i) is, immediately prior to the closing of the LVLT Corporate Transaction, employed by Level 3 Communications, Inc., or any affiliate of it at the Senior Vice-President level or above and is covered by the Level 3 Key Executive Severance Plan (the “KESP” at Exhibit E) and (ii) remains employed by Level 3 Communications, Inc., or any affiliate of it immediately following the closing of the LVLT Corporate Transaction.
“LVLT Corporate Transaction” means the corporate combination transaction described in the Agreement and Plan of Merger, dated as of October 31, 2016, by and among CenturyLink, Inc., Wildcat Merger Sub 1 LLC, WWG Merger Sub LLC and Level 3 Communications, Inc.
“Non-CiC Good Reason Resignation” means an Eligible Employee’s written notice to the Company, delivered within 7 calendar days of the offer to the Employee of a Non-Comparable Position, declining such offer and resigning employment. The written resignation shall not constitute a “Non-CiC Good Reason Resignation” if the Company fully corrects the circumstances giving rise to the Non-CiC Good Reason Resignation within 30 days following receipt of written notice from the Eligible Employee (the “30-day Cure Period”). If the Company does not fully correct the circumstances that gave rise to the Non-CiC Good Reason Resignation within the 30-day Cure Period, the Eligible Employee’s employment shall be deemed to be a Non-CiC Good Reason Resignation and to have Terminated no later than two years following the expiration of the 30-day Cure Period or the Company’s notice that it does not intend to cure, whichever is earlier.
“Non-CIC Termination” means an Eligible Employee’s Involuntary Termination of employment prior to a Change in Control or his Non-CiC Good Reason Resignation.
“Non-Comparable Position” means a position offered by the Company or by another entity (e.g., one providing services to or purchasing assets from the Company) in connection with a reduction in headcount, an outsourcing to a vendor, a reorganization impacting two or more distinct business groups, a sale of distinct business groups, or a merger or acquisition other than a Change in Control, and that

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

(i)
involves a relocation of more than 50 miles in driving distance such that both (i) the driving distance from the work location of the new position to the current position held immediately prior to the change in job location is more than 50 miles and (ii) the increase in commuting distance from the employee’s current home location to his/her work location (comparing current position location against the new position location) is more than 50 miles.

▪
If an Employee’s current position or new position is classified as “work at home” (i.e., with no assigned office at a CenturyLink facility), his/her home address is or, as applicable, will be deemed his/her work location with respect to such work at home position.

and/or
(ii) has a Total Targeted Compensation (Base Salary plus target short term incentive or sales incentive opportunity) that is less than 90% of the Participant’s current Total Targeted Compensation. A job at job grades P6 and below (or their equivalent) is a “Non-Comparable Position.”
“Non-Compete Period” means the one-year (12 consecutive months, not necessarily a calendar year or month) time period immediately following Termination Date.
“Participant” means an Eligible Employee entitled to Severance Benefits.
“Participating Company” means any divisions, subsidiaries or affiliates of the Company that participate in the Plan on or after the Effective Date of this restatement of the Plan and as listed, or as may be restricted, on Exhibit C. The CenturyLink Plan Design Committee or the Vice President of Human Resources with responsibility for benefits, or their respective designee, have the authority to amend Exhibit C at any time and from time to time, including but not limited to, adding or restricting participation of an entity as a Participating Company as such participation is approved by the CenturyLink Plan Design Committee.
“Permanent Disability” means that an Eligible Employee has a permanent and total incapacity from engaging in any employment for the Company for physical or mental reasons. A “Permanent Disability” shall be deemed to exist if the Eligible Employee is judged to satisfy the requirements for disability benefits under the Company’s long-term disability plan.
“Plan” means the CenturyLink Executive Severance Plan, as set forth herein and as it may be amended from time to time.
“Plan Administrator” is the CenturyLink Employee Benefits Committee as delegated by the Board of Directors to administer the terms of the Plan. In the event any member of the Employee Benefits Committee is entitled to Severance Benefits under the Plan or makes a claim for benefits under the Plan, the remaining members of the Employee Benefits Committee shall act as the Plan Administrator for purposes of administering the terms of the Plan with respect to such employee. The Plan Administrator may delegate all or any portion of its authority under the Plan to any other person(s).

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

“Release” means the Confidential Separation Agreement and Release in Full of All Claims, substantially in the form attached hereto as Exhibit A, as the same may be amended from time to time in the sole discretion of the Company.
“Service” means the total number of completed years the Eligible Employee was an Employee of the Company, as reflected in the Company’s payroll and human resources records pursuant to the provisions of the CenturyLink Service Bridging Policy. Any period of employment with the Company, a Subsidiary, or a predecessor Company for which an Eligible Employee previously received Severance Benefits from the Company, shall be excluded from Service and, thus, not included in calculating any Severance Benefit, except to the extent the Eligible Employee repaid CenturyLink the Severance Benefits relating to such Service pursuant to Section 4.07.
“Severance Benefit” means the severance pay amounts and benefits that a Participant is eligible to receive pursuant to Article IV of the Plan based on the Eligible Employee’s Service and job performance.
“Severance Period” means the number of weeks for which an Eligible Employee is entitled to receive Severance Benefits pursuant to Article IV of the Plan based on the Eligible Employee’s Service.
“Specified Employee” means, subject to section 409A(2)(B)(i) of the Code and Treasury Regulations issued thereunder, (i) an Employee who is an officer of the Company or its Subsidiaries and having annual compensation (within the meaning of section 414(q)(4) of the Code) greater than $170,000 (for 2016, as it may be adjusted for inflation as described in section 416(i) of the Code), provided the number of such officers who are considered Specified Employees shall be limited to 50 employees as described in section 416(i) of the Code, (ii) a five‑percent owner of the Company and its Subsidiaries, or (iii) a one‑percent owner of the Company and its Subsidiaries who has annual compensation from the Company and its Subsidiaries greater than $150,000. For purposes of determining who are Specified Employees, all Employees of the Company and its Subsidiaries, including employees who are nonresident aliens, shall be considered. The Plan Administrator, or its duly-appointed designee, shall determine the Specified Employees each year in accordance with section 416(i) of the Code, the “specified employee” requirements of section 409A of the Code, and applicable regulations. Specified Employees shall be identified as of December 31 of each year with respect to the 12-month period beginning on the next following April 1.
“Subsidiary” means (a) a U.S.-based subsidiary of the Company (wherever incorporated, including but not limited to any subsidiary of EMBARQ Corporation, Qwest Communications International, Inc.), (b) any separately organized business unit, whether or not incorporated, of the Company, (c) any U.S.-based Company that is required to be aggregated with the Company pursuant to section 414 of the Code and regulations issued thereunder, and (iv) notwithstanding anything to the contrary herein, in order for employees a Subsidiary to be considered as eligible for benefits under the Plan, such Subsidiary must be listed as a Participating Company on Exhibit C and participation in this Plan is restricted as indicated on Exhibit C.
“Termination” or “Terminated” means a separation from service with the Company as defined in Treasury Regulation § 1.409A-1(h).

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

“Termination Date” means the date on which the active employment of the Eligible Employee by the Participating Company is severed, whether by reason of an Involuntary Termination, Voluntary Resignation, CIC Good Reason Resignation, Non-CiC Good Reason Resignation or Termination for Cause.
“Total Targeted Cash Compensation” means the Eligible Employee’s annual rate of Base Salary in effect on a specified date plus the targeted annual incentive opportunity under either the short-term incentive compensation program or the sales incentive compensation program, as applicable, on that same date.
“Voluntary Resignation” means any retirement or Termination that is not initiated by the Company other than a CIC Good Reason Resignation.
“Year of Service” means each completed full year of Service.
Article III
ELIGIBILITY FOR BENEFITS
Section 3.01    Conditions    .
(a)    Except as expressly provided in Exhibit E, eligibility for and receipt of any Severance Benefits under the Plan are expressly conditioned on the Eligible Employee’s (i) execution of a Release in connection with his termination of employment with the Company; (ii) compliance with all the terms and conditions of such Release; (iii) compliance with all the terms and conditions of the restrictive covenants set forth in Article VI; (iv) execution of a written agreement that authorizes the deduction of amounts owed to the Company prior to the payment of any Severance Benefit (or in accordance with any other schedule as the Plan Administrator may determine to be appropriate); provided that, to the extent applicable, any such deduction shall be made in compliance with section 409A of the Code; and (v) acknowledgement that all decisions and determinations of the Plan Administrator shall be final and binding on the Eligible Employee, his beneficiaries and any other person having or claiming an interest under the Plan on his behalf. Subject to and contingent upon the consummation of the LVLT Corporate Transaction, Severance Benefits for Legacy Level 3 Employees during the one-year period immediately following the closing of the LVLT Corporate Transaction are described in Exhibit C, subject to all applicable Plan terms.
(b)    If the Plan Administrator determines that the Eligible Employee has not fully complied with any of the terms of the Plan or the Release, the Plan Administrator, acting on behalf of the Company, may deny Severance Benefits not yet paid or discontinue the payment of the Eligible Employee’s Severance Benefits and may require the Eligible Employee to repay any portion of any Severance Benefits already received under the Plan, by providing written notice of such repayment obligation to the Eligible Employee. If the Plan Administrator notifies a Participant that repayment of all or any portion of the Severance Benefits received under the Plan is required, such amounts shall be repaid within 30 calendar days of the date the written notice is sent. Any remedy under this subsection (b) shall be in addition to, and not in place of, any other remedy, including injunctive relief, that the Company may have.

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

Article IV
DETERMINATION OF SEVERANCE BENEFITS
Section 4.01    Severance Benefits – Non-CIC Termination    . Except as noted on Exhibit C, each Participant who incurs an Involuntary Termination, other than a CIC Termination or a Lower Performer termination, or who declines an offer of a Non-Comparable Position or incurs a Non-CIC Good Reason Resignation, shall, subject to the conditions of the Plan, receive the Severance Benefits as provided in this Section. The Severance Benefits described in this Section shall be paid in accordance with Article V.

Tier Title	Severance Period
Directors at P7 or P8	2 weeks of Severance Benefits per year of Service, with a minimum of 12 weeks of Severance Benefits and a maximum of 34 weeks of Severance Benefits; Severance Benefits are calculated using Base Salary
Vice Presidents at E1 and E2	2 weeks of Severance Benefits per year of Service, with a minimum of 18 weeks of Severance Benefits and a maximum of 52 weeks of Severance Benefits; Severance Benefits are calculated using Base Salary
Vice-President at E3 or above, other than Executive Officers
6 weeks of Severance Benefits plus an additional 2 weeks of Severance Benefits for each Year of Service up to a maximum of 52 weeks, but in no event less than 39 weeks; Severance Benefits are calculated using Total Targeted Cash Compensation.

Executive Officers	52 weeks of Severance Benefits, calculated using Total Targeted Cash Compensation
CEO	104 weeks of Severance Benefits, calculated using Total Targeted Cash Compensation

Eligible Employees who are in positions classified as “Regular Part-Time” status will receive severance benefits prorated based on the Eligible Employee’s weekly base salary or wages as of the employee’s last day of work (excluding overtime, bonus or incentive compensation) as noted in the HR payroll system. Any Eligible Employee who is in a position that is classified as “Regular Full Time” status but working less than a 40 hour work week will receive severance benefits prorated based on the Eligible Employee’s weekly base salary or wages as of the employee’s last day of work (excluding overtime, bonus or incentive compensation) as noted in the HR payroll system.

Section 4.01A Lower Performer Severance Benefit:     Eligible Employees below the E3 job level who have at least one year of service are eligible for this Lower Performer Severance Benefit if they are terminated for poor job performance, such as missing sales targets or deficient leadership of their teams. An Employee who is terminated for poor attendance (other than absences that are protected by applicable law), misconduct, including but not limited to violation of the CenturyLink Code of Conduct, or violating other CenturyLink policies or supervisor directives, remains ineligible

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

for Severance Benefits, including this Lower Performer Severance Benefit. As with other Severance Benefits under the Plan, the Lower Performer Severance Benefit is contingent upon the Participant signing an acceptable Release and complying with the restrictive covenants in Article VI of this Plan. The Severance Benefit under this subsection is:

Tier Title	Severance Period
Directors at P7 or P8, and Vice Presidents at E1 and E2 with one year of service
1 week of Severance Benefits per year of Service, with a minimum of 2 weeks of Severance Benefits and a maximum of 8 weeks of Severance Benefits; Severance Benefits are calculated using Base Salary; the benefit is prorated, as applicable, for Part-Time status or Full-Time status working less than 40 hours in a work week

Section 4.02    Severance Benefits – CIC Termination    . Except as noted on Exhibit C, each Participant who incurs a CIC Termination shall, subject to the conditions of the Plan, receive the Severance Benefits subject to the conditions of the Plan, as provided in this Section, which benefits shall be paid in accordance with Article V:

Tier Title	Severance Period
Director at P7 and P8
6 weeks of Severance Benefits, calculated using Total Targeted Cash Compensation plus an additional 2 weeks of Severance Benefits for each Year of Service up to a maximum of 52 weeks, but in no event less than 26 weeks; the benefit is prorated, as applicable, for Part-Time status or Full-Time status working less than 40 hours in a work week.

Vice-President at E1 or above, other than Executive Officers and the CEO
52 weeks of Severance Benefits, calculated using Total Targeted Cash Compensation; the benefit is prorated, as applicable, for Part-Time status or Full-Time status working less than 40 hours in a work week

Section 4.03    Severance Benefits – Non-CIC Terminations or CIC Terminations    . Except as expressly noted on Exhibit C, the following additional provisions apply to Participants who incur either a CIC Termination or a Non-CIC Termination:
(a)    Employee Benefits. Medical (including prescription drug), vision and dental benefits for the Participant and his/her dependents, if enrolled in the CenturyLink Health Care Plan at the time of Termination, will continue through the last day of the month in which the Termination occurs. Eligibility for life insurance coverage and short-term disability coverage and benefits end on the date of termination from employment; however, in accordance with applicable laws and the respective plan documents, notice of any rights to continue, convert, or obtain replacement coverage will be provided to Participants.
(i) COBRA. Participants, and if applicable, their dependents, who participate in the CenturyLink Health Care Plan may elect under COBRA to continue coverage for a monthly charge for a maximum of 18 months beyond the date coverage would otherwise terminate,

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

subject to the provisions of the applicable plans and COBRA. The Company will provide COBRA enrollment information to employees within 45 days following the Termination Date. Employees who wish to continue coverage must return the COBRA enrollment forms within 60 days from receipt of the COBRA notification.
Participants whose job levels are below E3 (or its equivalent) who elect COBRA coverage will be eligible to receive a subsidy to their COBRA payments according to the schedule in the chart attached at Exhibit D. Participants whose job levels are at E3 and above who elect COBRA coverage will be eligible to receive a subsidy to their COBRA payments according to the applicable schedule in Exhibit D. For all Participants, the subsidy means that the Participant will pay the same premium contribution rate for medical/prescription, vision and dental coverage during the period of the subsidy as comparable active employees pay. Following the expiration of the subsidy, the employee will pay the COBRA rate, which is 102% of the cost of coverage, as long as coverage remains in place.
(b)    The COBRA subsidy will terminate upon the earlier of (i) the date the Participant discontinues COBRA coverage or otherwise becomes ineligible for COBRA coverage, or (ii) the date the Participant is eligible to enroll (regardless of whether he actually enrolls) in medical coverage sponsored by a subsequent employer of the Participant.
(c)    Short Term Incentive or Sales Incentive Payment for Period Prior to Termination Date. Short-term incentive or sales incentive compensation for the period prior to the Termination Date shall be calculated and paid in accordance with the terms of the applicable short-term incentive compensation plan.
(d)    Retirement Plans. The provisions of any applicable qualified and/or nonqualified defined contribution or defined benefit plan maintained by the Company pursuant to which an Eligible Employee is eligible to participate, shall control with respect to any recognition of service during the Severance Period and the eligibility for benefits before, during and after the Severance Period.
(e)    Equity. The provisions of any applicable equity incentive plan or equity compensation plan maintained by the Company pursuant to which an Eligible Employee has received an equity grant and the Eligible Employee’s relevant grant agreement shall control with respect to the treatment of the Eligible Employee’s equity grants upon the Eligible Employee’s Termination.
(f)    Outplacement Assistance. The Company at its cost shall provide to the Participant outplacement assistance by a reputable firm specializing in such services. Such assistance shall comply with the requirements of the duration of Treasury Regulation § 1.409A-1(b)(9)(v)(A).
(g)    Any failure to execute a Release within the time period set forth in Section 5.01 will result in the forfeiture of the compensation (if any) contingent upon execution of such Release.
Section 4.04    Voluntary Resignation; Termination for Death or Permanent Disability. If the Eligible Employee’s employment terminates on account of the Eligible Employee’s (a) Voluntary

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

Resignation, (b) death, or (c) Permanent Disability, then the Eligible Employee shall not be entitled to receive Severance Benefits under this Plan and shall be entitled only to those benefits (if any) as may be available under the Company’s applicable equity incentive plans, equity compensation plans, or equity grant agreements; other separation or severance plans, policies, or arrangements; or any other employee health, welfare, retirement or benefit plan.
Section 4.05    Termination for Cause    . If the Company terminates the Eligible Employee’s employment for Cause, the Eligible Employee shall not be entitled to receive Severance Benefits under this Plan. Notwithstanding any other provision of the Plan to the contrary, if the Plan Administrator determines that an Eligible Employee engaged in conduct that constitutes Cause at any time prior to the Eligible Employee’s Termination Date, any Severance Benefits payable to the Eligible Employee under Article IV shall immediately cease, and the Eligible Employee shall be required to return any Severance Benefits paid to the Eligible Employee prior to such determination. The Company may withhold paying Severance Benefits under the Plan pending resolution of an inquiry that could lead to a determination that Cause exists.
Section 4.06    Deductions from Severance Benefits    . The Plan Administrator reserves the right to make deductions in accordance with applicable law for any monies owed to the Company by the Eligible Employee or the value of Company property that the Eligible Employee has retained in his possession, e.g., if an employee (a) was overpaid commissions/sales incentive, (b) had a negative PTO balance, (c) retained a company laptop or other property, or (d) used his corporate card for unauthorized personal purchases. To the extent applicable, any such deduction from Severance Benefits shall be made in compliance with section 409A of the Code. To the maximum extent allowed by applicable law, Eligible Employees are deemed, by their participation in the Plan and execution of a Release (which is a pre-condition to receipt of severance benefits hereunder), to have consented in writing to such deductions.
Section 4.07 Repayment of Severance Benefits upon subsequent rehire    . Employees rehired by CenturyLink before the expiration of the period covered by their Severance Benefit will be required to repay all or part of the Severance Benefit upon rehire. The repayment percentage is obtained by dividing the number of days remaining in the layoff period (i.e., the total number of days included in the Severance Benefit calculation minus the number of prior days in layoff status) by the total number of days included in the Severance Benefit calculation.  The amount to be repaid is equal to the total Severance Benefit multiplied by the repayment percentage.

Article V
TIMING AND METHOD OF PAYMENT
AND LIMITATION ON BENEFITS
Section 5.01    Timing and Method of Payment    .
(a)    Non-CiC Severance Benefits. Subject to Section 5.02 below, Non-CiC Severance Benefits (benefits under Sections 4.01 and 4.01A) shall be paid periodically, in prorated installments on a bi-weekly basis in accordance with the Company’s normal payroll cycle, less withholding for all applicable federal, state and local taxes and other applicable withholdings and deductions, over the Participant’s Severance Period. The first installment (including any retroactive installments)

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

shall begin no later than 60 days after the Eligible Employee’s Termination Date, subject to the Eligible Employee’s execution of a Release and, if applicable, the expiration of any revocation period for such Release within such 60‑day period.
(b)    CiC Severance Benefits. Subject to Section 5.02 below, CiC Severance Benefits (benefits under Section 4.02) shall be paid in a single lump sum cash payment, less withholding for all applicable federal, state and local taxes and other applicable withholdings and deductions, no later than 60 days after the Eligible Employee’s Termination Date, subject to the Eligible Employee’s execution of a Release and, if applicable, the expiration of any revocation period for such Release within such 60‑day period.
(c)    General Rules. In the event of the Participant’s death after he becomes entitled to Severance Benefits under the Plan, but prior to full payment of all Severance Benefits due to such Participant, any remaining Severance Benefits due to the Participant under Section 4.01, 4.01A or 4.02 above shall be paid to the Participant’s estate in a lump sum payment within 60 days following written notification of the Participant’s death. Interest will not be credited on any unpaid Severance Benefit due to a Participant. Payment(s) shall be made by direct deposit or by mailing to the last address provided by the Participant to the Company or such other reasonable method as determined by the Plan Administrator.
(d)    Timing of Payment Rules Applicable to Specified Employees.
(i)    If the Participant is a Specified Employee on the date of the Participant’s Termination and there are benefits provided to the Employee hereunder that are taxable to the Participant, then the value of the aggregate amount of such taxable benefits provided to the Participant during the six month period following the Termination Date shall be limited to (A) the amount specified by section 402(g)(1)(B) of the Code for the year in which the Termination occurred, (B) medical benefits that are allowed to be provided during such time pursuant to Treasury Regulation § 1.409A-1(b)(9)(v)(B), (C) any amounts subject to the short-term deferral exception to section 409A of the Code, (D) any amount payable under the involuntary separation from service exception to section 409A of the Code, and (E) other payments to the extent they are covered by an exception to such 6-month delay applicable to Specified Employees, under section 409A of the Code, applicable Treasury Regulations and IRS guidance.
(ii)    To the extent there has been delayed commencement of any portion of the Severance Benefits to which the Participant is entitled under this Plan in order to avoid a prohibited distribution under section 409A(a)(2)(B)(i) of the Code (any such delayed commencement, a “Payment Delay”), such portion of the Participant’s Severance Benefit payments shall not be provided to Participant prior to the earlier of (A) the expiration of the six-month period measured from the date of Participant’s Termination or (2) the date of the Participant’s death. Upon the earlier of such dates, all payments deferred pursuant to the Payment Delay shall be paid in a cash lump sum payment to the Participant, and any remaining payments due under the Plan shall be paid as otherwise provided herein.
(e)    Application of Section 409A of the Code. To the extent that the Company determines that any compensation or benefit payable under the Plan constitutes nonqualified deferred

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

compensation within the meaning of section 409A of the Code, the Plan, with respect to such compensation or benefit, will be construed and interpreted to comply with the requirements of section 409A of the Code or one or more applicable exceptions thereto, in accordance with the statutory provisions of section 409A of the Code and any Treasury Regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary:
(i)    No Guaranty of Tax Liability. In no event does the Company guarantee any particular tax consequences, outcome or tax liability to Eligible Employees. No provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with the requirements of section 409A of the Code from an Eligible Employee or any other individual to the Company.
(ii)    Additional Actions Permitted. In the event the Company determines that any compensation or benefit payable hereunder may be subject to section 409A of the Code, the Company (without any obligation to do so or obligation to indemnify any Eligible Employee for any failure to do so) may adopt, without the consent of any Eligible Employee, such amendments to the Plan or take any other actions that the Company in its sole discretion determines are necessary or appropriate for such compensation or benefit to either (a) be exempt from section 409A of the Code or (b) comply with the requirements of section 409A of the Code.
(iii)    Actual Payment Date. Whenever a payment under the Plan specifies a payment period, the actual date of payment within such specified period shall be within the sole discretion of the Company, and no Participant shall have any right (directly or indirectly) to determine the year in which such payment is made.
(iv)        Installments. Each installment payment payable hereunder shall be deemed to be a separate payment for purposes of section 409A of the Code. With respect to compensation or benefits subject to Code Section 409A that are paid pursuant to the Company’s payroll schedule, in the event of any change in that payroll schedule after such compensation or benefits are no longer subject to a substantial risk of forfeiture, each installment or payment to be made to an Eligible Employee under this Plan shall be made according to such new payroll schedule in effect at the time of such payment, but in any event within thirty (30) days of the payroll date that would have applied pursuant to the payroll schedule in effect on the date that the compensation or benefits to such Employee were no longer subject to a substantial risk of forfeiture.

(a)     Reimbursements. To the extent that any amounts payable hereunder are deemed to be reimbursements and other separation payments under Treasury Regulation §1.409A-1(b)(9)(v), they shall not be deemed to provide for the deferral of compensation governed by section 409A of the Code. If they do constitute deferral of compensation governed by Code Section 409A, they shall be deemed to be reimbursements or in-kind benefits governed by Treasury Regulation § 1.409A-3(i)(1)(iv). If the previous sentence applies, (i) the amount of expenses eligible for reimbursement or in-kind benefits provided during the Employee’s taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits in any other taxable year, provided that the foregoing shall not be violated by any lifetime or annual limits contained in the Company’s group health plans; (ii) the reimbursement of an eligible expense must be made on or before the last day

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

of the Eligible Employee’s taxable year following the taxable year in which the expense was incurred and (iii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.
        (vi) Application of the exceptions to section 409A of the Code are additive, that is, the exceptions may be “stacked” and used in combination with other exceptions, including but not limited to the short-term deferral exception and the separation pay exception.
Section 5.02    Limitation on Benefits    .
(a)    Notwithstanding anything set forth in the Plan to the contrary, if any payment or benefit, including the Severance Benefits, an Eligible Employee would receive from the Company (“Payment”) would (i) constitute a “parachute payment” within the meaning of section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (i) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (ii) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits (or a cancellation of the acceleration of vesting of stock options or equity awards) constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, such reduction and/or cancellation of acceleration shall occur in the order that provides the maximum economic benefit to the Eligible Employee. In the event that acceleration of vesting of a stock option or equity award is to be reduced, such acceleration of vesting also shall be canceled in the order that provides the maximum economic benefit to the Eligible Employee.
(b)    The Company shall appoint a nationally‑recognized accounting firm with appropriate subject matter expertise to make the determinations required under this Section 5.03.
(c)    The Company shall bear all expenses with respect to the making of the determinations by such accounting firm required to be made under this Section 5.03. The accounting firm engaged to make the determinations under this Section 5.03 shall provide its calculations, together with detailed supporting documentation, to the Company and the Eligible Employee as soon as practicable after the date on which the Eligible Employee’s right to a Payment is triggered (if requested at that time by the Company or the Eligible Employee) or such other time as requested by the Company or the Eligible Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company with an opinion reasonably acceptable to the Eligible Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made under this Section 5.03 shall be final, binding, and conclusive upon the Company and the Eligible Employee.

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

Article VI
RESTRICTIVE COVENANTS
Section 6.01    Code of Conduct    . Each Eligible Employee shall adhere in all respects to the Company’s ethics and compliance program, Code of Conduct, Employee Handbook and/or other applicable policies, as they may from time to time be established, interpreted, amended or terminated.
Section 6.02    Proprietary Information    .
(a)    Each Eligible Employee shall acknowledge that, during the course of his employment, the Eligible Employee has learned or will learn or develop Proprietary Information. Each Eligible Employee shall further acknowledge that unauthorized disclosure or use of such Proprietary Information, other than in discharge of the Eligible Employee’s duties, will cause the Company irreparable harm. Except in the course of his employment with the Company, in pursuit of the business of the Company, or as otherwise required in employment with the Company or by applicable law, each Eligible Employee shall not, during the course of his employment or at any time following termination of his employment, directly or indirectly, disclose, publish, communicate, or use on his behalf or another’s behalf, any Proprietary Information. If during or after his employment, the Eligible Employee has any questions about whether particular information is Proprietary Information, the Eligible Employee shall consult with the Company’s General Counsel or other representative designated by the Company.
(b)    Each Eligible Employee shall also agree to promptly disclose to the Company any information, ideas, or inventions made or conceived by him or her that results from or are suggested by services performed by the Eligible Employee for the Company, and to assign to the Company all rights pertaining to such information, ideas, or inventions. Knowledge or information of any kind disclosed by the Eligible Employee to the Company shall be deemed to have been disclosed without obligation on the part of the Company to hold the same in confidence, and the Company shall have the full right to use and disclose such knowledge and information without compensation to the Eligible Employee.
Section 6.03    Non-Competition    .
(a)    During the Eligible Employee’s employment with the Company and during the Non-Compete Period, each Eligible Employee shall agree, to the maximum extent allowed under applicable law, that he shall not engage in Competitive Employment.
(b)    If an Eligible Employee ceases to be employed by the Company because of the sale, spin-off, divestiture, or other disposition by the Company of a Subsidiary, division, or other divested unit employing the Eligible Employee, this provision shall continue to apply during the Non-Compete Period, except that the Eligible Employee’s continued employment for the Subsidiary, division, or other divested unit disposed of by the Company shall not be deemed a violation of this provision.
Section 6.04    Inducement of Employees, Customers and Others    . During an Eligible Employee’s employment with the Company and during the Non-Compete Period, each Eligible

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

Employee shall agree, to the maximum extent allowed under applicable law, that he will not, directly or indirectly, solicit, induce, or encourage any employee, consultant, agent or customer of the Company or its Subsidiaries or vendors or other parties doing business with the Company or its Subsidiaries, to terminate their employment, agency, or other relationship with the Company or its Subsidiaries or to render services for or transfer business to any Competitor, and each Eligible Employee shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity on behalf of the Competitor.
Section 6.05    No Adverse Actions    . During the Non-Compete Period, each Eligible Employee shall not, without the prior written consent of the Company, in any manner, solicit, request, advise, or assist any other person to (a) undertake any action that would be reasonably likely, or is intended, to result in a reorganization, merger, share exchange, transfer of ownership of 50% or more of the outstanding voting securities of the Company, consolidation, or sale or disposition of all or substantially all of the assets of the Company, or (b) seek to control or change the composition of the Board in any material manner.
Section 6.06    Return of Property    . Each Eligible Employee shall, upon the Eligible Employee’s Termination Date, return to the Company all property of the Company in the Eligible Employee’s possession, including all notes, reports, sketches, plans, published memoranda, or other documents, whether in hard copy or in electronic form, created, developed, generated, received, or held by the Eligible Employee during the Eligible Employee’s employment, concerning or related to the Company’s business, whether or not containing or relating to Proprietary Information. Each Eligible Employee shall not remove, by e-mail, by removal of computer discs or hard drives, or by other means, any of the above property containing Proprietary Information, or reproductions or copies thereof, or any apparatus from the Company’s premises without the Company’s written consent.
Section 6.07    Non-Disparagement    . Each Eligible Employee shall agree to refrain from making any statements about the Company, its Subsidiaries or their officers or directors that would disparage, or reflect unfavorably upon the image or reputation of the Company, its Subsidiaries or any such officer or director.
Section 6.08    Assistance with Claims    .
(a)    Each Eligible Employee shall agree, that, during and after the Eligible Employee’s employment by the Company, the Eligible Employee shall assist the Company, on a reasonable basis, in the defense of any claims or potential claims that may be made or threatened to be made against it in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (“Proceeding”) and shall assist the Company in the prosecution of any claims that may be made by the Company in any Proceeding, to the extent that such claims may relate to the Eligible Employee’s services.
(b)    Each Eligible Employee shall agree, unless precluded by law, to promptly inform the Company if the Eligible Employee is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims.

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

(c)    Each Eligible Employee shall also agree, unless precluded by law, to promptly inform the Company if the Eligible Employee is asked to assist in any investigation (whether governmental or private) of the Company or its Subsidiaries (or its actions), regardless of whether a lawsuit has then been filed against the Company or its Subsidiaries with respect to such investigation.
Section 6.09    Reasonableness    . In the event that any of the provisions of this Article VI should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service, or other limitations permitted by applicable law.
Section 6.10    Equitable Relief    .
(a)    Each Eligible Employee shall acknowledge that the restrictions contained in this Article VI are reasonable and necessary to protect the legitimate interests of the Company, its Subsidiaries and its affiliates, that the Company would not have established this Plan in the absence of such restrictions, and that any violation of any provision of this Article VI will result in irreparable injury to the Company. Each Eligible Employee shall represent that his experience and capabilities are such that the restrictions contained in this Article VI will not prevent the Eligible Employee from obtaining employment or otherwise earning a living at the same general level of economic benefit as is currently the case. Each Eligible Employee shall further represent and acknowledge that (i) he has been advised by the Company to consult his own legal counsel in respect of this Plan, and (ii) that he has had full opportunity, prior to agreeing to participate in this Plan, to review thoroughly this Plan with his counsel.
(b)    Each Eligible Employee shall agree that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages and without posting a bond or other security, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Article VI, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.
(c)    Each Eligible Employee shall also irrevocably and unconditionally consent to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 10.04.
Section 6.11    Survival of Provisions    . The obligations contained in this Article VI shall survive the termination of each Eligible Employee’s employment with the Company and shall be fully enforceable, to the maximum extent allowed under applicable law, thereafter.

Article VII
PLAN ADMINISTRATOR
Section 7.01    Authority and Duties    . The Company has established this Plan on behalf of Company. The Company is the “Plan Sponsor” and the CenturyLink Employee Benefits Committee (the “EBC”) is the “Plan Administrator” (unless and to the extent that Plan Administrator duties

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

have been otherwise delegated), as those terms are defined under ERISA. In the absence of an EBC, the Company is the Plan Administrator. As Plan Administrator, the EBC shall have primary responsibility for the operation and administration of the Plan, and this responsibility shall be delegated as designated in the Plan or as determined by the EBC. To the extent of such delegation, the delegate shall be a “named fiduciary” of the Plan, as that term is defined in ERISA, and shall have all of the authority, discretion and powers of the Plan Administrator. It shall be the duty of the Plan Administrator to properly administer the Plan. The Plan Administrator shall have the full power, authority and discretion to construe, interpret and administer the Plan, to make factual determinations, to correct deficiencies therein, and to supply omissions. The Plan Administrator may adopt such rules and regulations and may make such decisions as it deems necessary or desirable for the proper administration of the Plan.
As set forth in this Section, “administration” of this Plan does not include any decisions to amend or terminate all or any portion of the Plan, which functions are reserved to the Company in its capacity as Plan Sponsor and not in any fiduciary capacity.
Section 7.02    Compensation of the Plan Administrator    . The Plan Administrator shall receive no compensation for services as such. However, all reasonable expenses of the Plan Administrator shall be paid or reimbursed by the Company upon proper documentation. The Plan Administrator shall be indemnified by the Company against personal liability for actions taken in good faith in the discharge of the Plan Administrator’s duties.
Section 7.03    Records, Reporting and Disclosure    . The Plan Administrator shall keep a copy of all records relating to the payment of Severance Benefits to Participants and former Participants and all other records necessary for the proper operation of the Plan. All Plan records shall be made available to the Company and to each Eligible Employee for examination during business hours except that an Eligible Employee shall examine only such records as pertain exclusively to the examining Eligible Employee and to the Plan. The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder (except that the Company, as payor of the Severance Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts that may be similarly reportable).
Section 7.04    Discretion    . Any decisions, actions or interpretations to be made under the Plan by the Plan Administrator shall be made in its sole and absolute discretion, subject to the terms of the Plan and applicable law, and need not be uniformly applied and such decisions, actions or interpretations shall be final, binding and conclusive upon all parties, with respect to denied claims for Severance Benefits. Not in limitation, but in amplification of the foregoing and of the authority conferred upon the Plan Administrator, the Plan Sponsor specifically intends that the Plan Administrator and its duly authorized delegates have the greatest permissible discretion to construe the terms of the Plan and to determine all questions concerning eligibility, participation, and benefits. The decisions by the Plan Administrator or any delegates shall be conclusive and binding, and any interpretation, determination, or other action by them is intended to be subject to the most deferential standard of review. Such standard of review is not to be affected by any real or alleged conflict of

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

interest on the part of the Plan Administrator or its delegates. The EBC delegated its authority and discretion to review and grant or deny initial claims under the Plan to Severance Analyst, Legal & Corporate Administration, and this delegation has been accepted. In addition to the duties and powers described hereunder and elsewhere in this Plan, the Plan Administrator or its delegate is specifically given the discretionary authority and such powers as are necessary for the proper administration of the Plan, including, but not limited to, the following:

•	to resolve ambiguities or inconsistencies,

•	to supply omissions and the like,

•	to make determinations, grants, or denials of the amount, manner, and time of payment of any Benefits under the terms of the Plan,

•	•to authorize its agents or delegates to execute or deliver any instrument or make payments on the Plan Administrator’s behalf or with respect to the Plan;

•
to select and retain counsel, service providers, vendors, employ agents, and provide for such clerical, accounting, actuarial, legal, consulting and/or claims processing services as it deems necessary or desirable to assist the Plan Administrator in the administration of the Plan;

•	to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, summary plan descriptions and other information explaining the Plan;

•
to receive from each Participating Company and from Eligible Employees such information as shall be necessary for the proper administration of the Plan, and to require such information as a condition to receiving benefits under the Plan;

•	to furnish the Company, upon request, such annual reports with respect to the administration of the Plan as the Plan Administrator deems reasonable and appropriate;

•	to receive, review and keep on file, as the Plan Administrator deems necessary or appropriate, reports of Plan payments and reports of disbursements for expenses; and

•	in general to decide and /or settle questions and disputes,
and all such authorizations, interpretations, determinations, decisions and settlements shall be final and binding for purposes of the Plan.
Section 7.05    Implementation of the Plan is Non-Fiduciary    . The decision to implement the Plan and as to which employees, if any, will be included in an Involuntary Termination or terminated due to job performance, as well as all other Management Team decisions, including but not limited to, offering ongoing employment, shall be determined by the Management Team as Plan sponsor functions and not in any fiduciary capacity. Management shall have unlimited discretion under the Plan in making Involuntary Termination decisions.

Article VIII
AMENDMENT, SUSPENSION AND TERMINATION

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

Section 8.01    Amendment, Suspension and Termination    .
(a)    In General. Except as otherwise provided in this Article VIII, the Plan may be amended, suspended or terminated, without prior notice, in whole or in part at any time, with future or with retroactive effect, by a writing approved by Board of Directors and signed on behalf of the Company by an authorized officer. The Plan may also be amended in writing by the CenturyLink Plan Design Committee. Amendment or termination of the Plan with respect to any Subsidiary of the Company shall not affect the rights of any Eligible Employee to any Plan benefit to which such Eligible Employee may have become irrevocably entitled under the Plan prior to the date such amendment or termination is adopted. On termination of the Plan, all rights to benefits end unless an Eligible Employee already has become entitled to such benefits. The CenturyLink Plan Design Committee or the Vice President - Legal with responsibility for Severance Benefits, or their respective designee, have the authority to amend Exhibit C, “List of Participating Companies,” at any time and from time to time, including but not limited to, adding an entity as a Participating Company as such participation is approved by the CenturyLink Plan Design Committee.
(b)    Prospective Operation of Amendments. Any amendment, suspension or termination shall operate prospectively only and shall not impair an Eligible Employee’s right to retain any amount paid to him/her prior to the date of the amendment, suspension or termination (except as expressly provided herein) or cause the cessation of Severance Benefits after an Eligible Employee has executed a Release as required under Article III.
Section 8.02    Continuation of Plan    . Subject to Section 8.01, the Plan shall continue and shall be binding on the Company and its successors until the Company and/or its successors have fully performed all of the Company’s obligations under the Plan with respect to all Eligible Employees covered under the Plan as of the Effective Date.

Article IX
CLAIMS PROCEDURES
Section 9.01    Claims    . Except as expressly provided in Exhibit E, the Plan Administrator, in its sole discretion, shall determine eligibility for Severance Benefits and the amount of Severance Benefits, as well as the administration of Severance Benefits, in accordance with the terms of this Plan. An Eligible Employee or his beneficiary, as applicable (the “claimant”) may contest such determinations by completing and filing with the Plan Administrator a written request for review in the manner specified by the Plan Administrator within 90 days following the Eligible Employee’s Termination Date. A Participant must send a written claim to the Plan Administrator as follows:

The CenturyLink Employee Benefits Committee
c/o CenturyLink, Inc.
214 E. 24th Street
Vancouver, WA 98663.

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

Each such application must be supported by such information as the Plan Administrator deems relevant and appropriate. The claimant may not bring an action for any alleged wrongful denial of Plan benefits in a court of law unless the claims and appeals procedures described in this Article IX are exhausted and a final determination has been made by the Plan Administrator or its delegate. If the claimant challenges a decision by the Plan Administrator or its delegate, any review by a court of law will be limited to the facts, evidence and issues presented to the Plan Administrator during the claims procedure set forth in this Article IX. Facts and evidence that become known to the claimant after such individual has exhausted the claims procedure must be brought to the attention of the Plan Administrator for reconsideration. Issues not raised with the Plan Administrator will be deemed waived.
Section 9.02    Initial Claim    . In the event that any claim under Section 9.01 is denied in whole or in part, the claimant whose claim has been so denied shall be notified of such denial in writing by the Plan Administrator, or its delegate, within ninety (90) days after the receipt of the claim for benefits. This period may be extended an additional ninety (90) days if the Plan Administrator, or its delegate, determines such extension is necessary and the Plan Administrator, or its delegate, provides notice of the extension to the claimant prior to the end of the initial ninety (90) day period. The notice advising of the denial shall: (i) specify the reason or reasons for denial, (ii) make specific reference to the Plan provisions on which the determination was based, (iii) describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and (iv) describe the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.
Section 9.03    Appeals of Denied Administrative Claims    . All appeals of denied claims shall be made by the following procedure:
(a)    A claimant whose claim has been denied shall file with the Plan Administrator a written notice of appeal of the denial. Such notice shall be filed within sixty (60) calendar days of receipt of notification by the Plan Administrator of the denial of a claim, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.
(b)    The Plan Administrator shall consider the merits of the claimant’s written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Plan Administrator shall deem relevant.
(c)    The Plan Administrator shall render a determination upon the appealed claim which determination shall be accompanied by a written statement as to the reasons therefore. The determination shall be made to the claimant within sixty (60) days of the claimant’s request for review, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. In such case, the Plan Administrator shall notify the claimant of the need for an extension of time to render its decision prior to the end of the initial sixty (60) day period, and the Plan Administrator shall have an additional sixty (60) day period to make its determination. The determination so rendered shall be binding upon all parties. If the determination is adverse to the claimant, the notice shall: (i) provide the reason or reasons for denial, (ii) make

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

specific reference to the Plan provisions on which the determination was based, (iii) state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to a the claimant’s claim for benefits, and (iv) state that the claimant has the right to bring a civil action under section 502(a) of ERISA.
Section 9.04    Deadline to Bring a Plan Claim, Arbitration or Civil Suit    .
(a)    Claims regarding any Benefit under the Plan must be submitted in writing within six (6) months of the earlier of:
(i)    the date a claimant has reason to believe that the Plan has not been properly administered or
(ii)    the date that a claimant did not receive a Plan benefit to which he believes he was entitled.
(b)    Plan claims and appeals procedures as explained, above must be completely and timely exhausted by a claimant/Participant. A civil lawsuit, arbitration or other proceeding must be filed not later than one (1) year after the exhaustion of these internal Plan remedies as described in this Article IX.
Article X
MISCELLANEOUS

Section 10.01     Waiver of Jury Trial    .
(a)    The Company waives and each Employee upon becoming an Eligible Employee in the Plan shall waive his, her or its right to a jury trial in any court action arising under the Plan or otherwise and whether made by claim, counter-claim, third-party claim or otherwise.
(b)    If for any reason the jury waiver is held to be unenforceable, but only in that event, the Eligible Employee and the Company agree to binding arbitration for any dispute arising out of this Plan or any claim arising under any federal, state or local statutes, laws or regulations, pursuant to the arbitration terms set forth on attached Exhibit B.
(c)    The agreement of the Eligible Employee to waive his right to a jury trial will be binding on his beneficiaries or assigns and will survive the termination of this Plan.
Section 10.2 Forum Selection    . Except as the laws of the United States may otherwise require, any and all disputes relating to or arising under this Policy to enforce or interpret this Policy must be brought by civil action. Any court proceeding brought by you or the Company to enforce rights or obligations related to or arising under any provision of this Plan (a “Claim”) must be brought in the United States District Court in Denver, Colorado (the “Court”) or, if and only if another proceeding is pending between you and the Company in another jurisdiction and a Claim would be related to such pending proceeding, in such other jurisdiction.  Each party agrees to

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

personal jurisdiction in either venue. Each Participant, by virtue of his or her participation in this Policy, irrevocably consents to the jurisdiction and venue in the Court and that any and all disputes shall be adjudicated solely by the Court, and further irrevocably waives any defense based on lack of venue, personal jurisdiction, forum non conveniens, transfer, priority doctrines, and any defense(s) of similar type or import except that, as noted in Section 10.01, if the Court refuses to enforce the jury waiver in Section 10.01, the case shall proceed in arbitration.
Section 10.3 Non-Alienation of Benefits    . None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor of any Participant, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment (if permitted under applicable law), trustee’s process, or any other legal or equitable process available to any creditor of such Participant. No Eligible Employee shall have the right to alienate, anticipate, commute, plead, encumber or assign any of the benefits or payments that he may expect to receive, continently or otherwise, under this Plan, except for the designation of a beneficiary.
Section 10.04 Notices    . All notices and other communications required hereunder shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service. In the case of the Eligible Employee, mailed notices shall be addressed to him or her at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to the Plan Administrator.
Section 10.05 No Mitigation    . Eligible Employees shall not be required to mitigate the amount of any Severance Benefit provided for in this Plan by seeking other employment or otherwise, nor shall the amount of any Severance Benefit provided for herein be reduced by any compensation earned by other employment or otherwise, except if the Eligible Employee is re-employed by the Company, in which case Severance Benefits shall cease.
Section 10.06 No Contract of Employment    . Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Eligible Employee or any person whosoever, the right to be retained in the service of the Company, and all Eligible Employees shall remain at-will employees, subject to discharge to the same extent as if the Plan had never been adopted.

Section 10.07 Severability of Provisions    . Except to the extent provided in Section 6.09, if any provision of this Plan shall be held invalid, illegal or unenforceable by a court of competent jurisdiction, as to such jurisdiction that provision shall be limited (“blue penciled”) to the minimum extent necessary so that this Plan shall otherwise remain enforceable in full force and effect. To the extent such provision cannot be so modified, the offending provision shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement.

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

Section 10.08 Unfunded Plan    . The Plan shall not be funded. No Participant shall have any right to, or interest in, any assets of the Company that may be applied by the Company to the payment of Severance Benefits. Payments of Severance Benefits under the Plan shall be paid from the Company’s general assets, in accordance with the terms of the Plan.

Section 10.09 Payments to Incompetent Persons    . Any Severance Benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefore shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Plan Administrator and all other parties with respect thereto.

Section 10.10 Lost Payees    . A Severance Benefit shall be deemed forfeited if the Committee is unable to locate an Eligible Employee to whom a Severance Benefit is due. Such Severance Benefit shall be reinstated if application is made by the Eligible Employee for the forfeited Severance Benefit while this Plan is in operation.

Section 10.11 Controlling Law    . This Plan shall be construed and enforced according to the laws of the State of Colorado to the extent not superseded by Federal law. Any provision of this Plan that is determined by a court to be in conflict with any applicable Federal or State laws shall be deemed amended by this paragraph to conform to the minimum requirements of such laws, except to the extent they are preempted by ERISA.

Section 10.12 Clerical Error. By participation in this Plan, each Eligible Employee agrees that any amount paid in error will be returned promptly to Company and a payment error does not create a legally binding right to payment under this Plan. If a clerical error or other mistake occurs, however occurring, including but not limited to, by the Plan Administrator, its delegates, members of the Employee Benefits Group of the Company’s Human Resources Organization, Vendors, a Participant, such clerical error or mistake does not and shall not create a right to a Benefit under the Plan. When an error is found, it will be corrected or adjusted appropriately as soon as practicable. Interest shall not be payable by the Plan, the Plan Administrator or any delegate with respect to a Benefit corrected or adjusted.
Executed this 13th day of October, 2017
CENTURYLINK, INC.
By:    /s/ Scott A. Trezise
Scott A. Trezise, Chair
CenturyLink Plan Design Committee

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

Title:	Executive Vice President, Human Resources

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

EXHIBIT A
Form of Release Agreement
subject to change by the Plan Administrator from time to time
CONFIDENTIAL SEPARATION AGREEMENT
AND RELEASE IN FULL OF ALL CLAIMS
For Employees Age 40 or Over
Employee Name:
Employee ID:
Work City, State:
Notice to Employee: You should discuss this Confidential Separation Agreement with an attorney prior to signing it. In any event, you should thoroughly review and understand the effect of this document before acting upon it. Therefore, please take this Confidential Separation Agreement home and carefully consider it before you decide whether to sign it. You have 45 calendar days from the date of receipt of this Confidential Separation Agreement in which to decide whether to sign and return it.
Capitalized words and phrases used in this document but not defined in this document will be as defined in the CenturyLink Executive Severance Plan (the “Plan”).
This Confidential Separation Agreement and Release in Full of All Claims (“Agreement”) is made by and between
<Name> (hereinafter referred to as “Employee”)
AND
CenturyLink, including for the purposes of this Agreement, its parent, affiliates (including, without limitation, EMBARQ Corporation and its subsidiary and affiliate companies), subsidiaries, predecessors, successors, assigns, management companies or any related or parent organizations or entities of which it is or becomes a part, as well as the foregoing entities’ respective shareholders, officers, directors, employees, agents, employee benefit plans, successors and assigns (collectively, “Employer”).
1.    Intent to Resolve all Claims. In connection with Employee’s separation and termination of employment with Employer at the close of business on <LDW>, Employer and Employee desire to settle and compromise fully and finally all differences between them, including, but not limited to, all claims Employee has or might have asserted against Employer arising out of the employment with Employer or termination of that employment.
2.    Severance Pay. Employee is entitled to Severance Benefits Payment in accordance with the terms of the Plan, provided all the following have occurred:

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

(1) Employee’s employment has Terminated, (2) Employee has signed this Agreement on or after his/her last day of work and has returned it to Employer at the address provided in the notification letter, (3) the revocation period described in paragraph 20 has expired and Employee has not revoked the Agreement, and (4) Employee has complied in full with the terms of this Agreement, including but not limited to paragraphs 9 and 10. Employer agrees to pay Employee the gross sum of $<Amount> less withholdings, as severance pay, 60 days after the Employees separation from employment, in accordance with the terms of the Plan. In addition, Employee is entitled to outplacement assistance in accordance with Section 4.03 of the Plan.
3.    Payment in Full of All Compensation and Benefits. Employee hereby expressly acknowledges and agrees that (a) Employee has been paid for all work performed and (b) Employee is not entitled to any additional payment of wages (including overtime), compensation, leave, or benefit of any kind from Employer as of the date of separation, except for accrued and unpaid PTO, applicable prorated bonus program payment, if eligible, and additional severance pay payable under the terms of this Agreement. Payments for accrued and unpaid PTO, applicable prorated bonus and severance payments will be made per the provisions described in the separation package that was provided to Employee.
4.    Termination of Group Health Insurance/Continuation Coverage. Subject to applicable laws, Employee and dependent group health (medical, prescription, dental and vision) insurance coverage, if any, will end on <Benefit End Date>. Employer will provide, in accordance with applicable laws and plan documents, notice of any rights to continue, convert, or obtain (a) replacement health coverage at Employee’s own expense, and (b) replacement coverage for any disability and life insurance coverage in effect prior to Employee’s separation from employment. Employer will provide Employee, if eligible, the COBRA subsidy under Section 4.03 of the Plan.
5.    Full and Complete Waiver and Release. Employee hereby accepts Employer’s payment of Severance Benefits in accordance with the requirements of Article V of the Plan and promises in this Agreement in full settlement and satisfaction of all grievances, claims, actions and lawsuits of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past, present or future, in any way related to or arising from the employment relationship between Employer and Employee or the termination of that relationship, which Employee has or might have asserted against Employer in the future.
Employee releases, acquits, and forever discharges Employer, and each of its individual directors, officers, employees, agents and insurers, and their successors, and all other persons who might be claimed to be liable, to the fullest extent allowed by law, of and from any and all grievances, claims, actions and lawsuits arising out of or related to Employee’s employment with Employer or the termination of that employment, other than as expressly excepted in paragraph 6. Although (as noted in paragraph 6) this Agreement does not limit Employee’s right to file a charge with an administrative agency or participate in an agency investigation, Employee waives the right to recover money in connection with any charge or investigation by any agency, regardless of whether Employee or someone else

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

initiated that charge or investigation. Employee hereby assigns to Employer all rights to such compensation, if any, in consideration of the payments received under this Agreement.
This release includes to the fullest extent allowed by law, but is not limited to, any and all claims, grievances, actions or lawsuits in any forum, which have been, might have been, or in the future might be asserted by Employee and/or on behalf of Employee, under local, state and federal laws, administrative regulations, Executive Orders, and wage payment or equal employment opportunity legislation such as Title VII of the Civil Rights Act of 1964; the Sarbanes-Oxley Act of 2002 (15 USC § 78d-3); the Civil Rights Acts of 1866, 1870, 1871, and 1991; 42 U.S.C. § 1981, the Age Discrimination in Employment Act; the Family and Medical Leave Act; the Older Workers Benefit Protection Act; the Americans with Disabilities Act; the Labor Management Relations Act; the National Labor Relations Act; the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification (WARN) Act, 23 U.S.C. § 2101, including WARN Act claims that may arise after the date on which this Agreement became effective, and Executive Order 11246, all as amended. This release also includes, to the fullest extent allowed by law, any and all state or common-law claims, including whistleblower, retaliation, tort and wrongful discharge claims; contract claims, including express or implied contract and breach of the covenant of good faith and fair dealing; and claims for attorneys’ fees.
6.    Exceptions to the Release. Notwithstanding any other provisions of this Agreement, nothing in this Agreement will waive, release, modify, or otherwise affect any of Employee’s accrued and vested rights under existing pension and profit-sharing plans, such as claims for vested benefits, or under state workers’ compensation and unemployment laws. This Agreement is not intended to change or modify any provision of any benefit plan governed by ERISA. With the exception of claims under the WARN Act, this Agreement does not govern claims or rights based on events that may occur after the date of this Agreement. Also excluded from this Agreement is your right to file a charge with an administrative agency, participate in an agency investigation and to file an unfair labor practice charge. You are, however, waiving all rights to recover money in connection with any such charge, investigation or related lawsuit.
7.    No Pending Claims. Employee represents that no complaints, grievances, or claims related to Employee’s employment with Employer or termination of that employment that are pending or filed against Employer, including any such grievances, claims, or charges filed or pending with any local, state, or federal agency or court as of the date this Agreement was signed
8.    No Admission of Liability. Nothing in this Agreement shall be interpreted as an admission of liability as to any of the complaints, claims, or lawsuits that it releases. Employer and each of its individual directors, officers, employees, agents and insurers, and their successors, individually and collectively, expressly deny any such liability.
9.    Agreement to be Bound by Restrictive Covenants in Executive Severance Plan. Employee agrees to abide by all Restrictive Covenants and promises set forth in Sections 6.01 (Code of Conduct), 6.02 (Proprietary Information), 6.03 (Non-Competition),

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

6.04 (Inducement of Employees, Customers and Others), 6.05 (No Adverse Actions), 6.06 (Return of Property), 6.07 (Non-Disparagement) and 6.08 (Assistance with Claims) of the Plan, the terms of which are incorporated herein by reference. Employee acknowledges that he has received a copy of the Plan and has read and understands Sections 6.01 through 6.08 of the Plan. Employee understands that if Employee breaches the provisions of Sections 6.01 through 6.08, Employer is entitled to recover the relief specified in Section 6.10 of the Plan, including any and all damages caused by such breach.
10.    Confidentiality of Agreement. With the exception of necessary communications to taxing authorities, accountants, and attorneys; communications to immediate family members who reside with Employee; and any communications required by law, Employee agrees and covenants that the terms, amounts, and fact of this Agreement shall be kept strictly confidential. Employee further agrees not in any way (directly or indirectly) to communicate or disclose, or participate in the communication or disclosure, of any of that information to others (except as may be necessary to enforce the rights contained in this Agreement in an appropriate legal proceeding); including any of Employer’s past, present, or future employees or customers, and further agrees and covenants that the same restrictions shall apply with respect to representatives of the media.
11.    Property of Employee and Employer. Employee has possession of all of Employee’s personal property that was on Employer’s premises.
12.    Repayment Requirements - Employees rehired by CenturyLink before the expiration of the period covered by their separation allowance will be required to repay all or part of the allowance. The repayment amount will be determined by subtracting the number of days in layoff status from the separation allowance applicable to the number of days included in the separation allowance calculation. The difference is the amount to be repaid.
13.    Choice of Venue, Jury Trial and Class Action Damage Waiver. Venue for litigating any claims under this Agreement is proper in the court for the Federal District Court for Colorado, and Employee expressly consents to the jurisdiction of such court. Employee expressly waives and relinquishes the right to a trial before a jury in any action, brought in any court, concerning this Agreement or any other claim against Employer. Employee also expressly waives the right to collect money damages in any class or collective action against Employer.
14.    Severability. To the extent that any provisions in this Agreement are deemed illegal and/or unenforceable, the parties agree that this Agreement shall be interpreted so that all other obligations and protections established by it are enforceable.
15.    Controlling Law. Except as governed by federal law, this Agreement will be governed by the laws of [ Colorado or the state where Employee last worked for Employer ].

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

16.    Final, Binding and Entire Agreement. This Agreement contains the entire agreement and understanding between the parties related to its subject matter, and supersedes and replaces all prior negotiations and understandings, written or oral, express or implied, concerning that subject matter. This Agreement may be amended only by a written document signed by the parties which specifically states that it was intended as an amendment.
17.    Acknowledgements. You acknowledge and agree that the severance pay described in paragraph 2 of this Agreement is in addition to whatever you already are entitled to receive apart from this Agreement. You also acknowledge that Employer provided to you, as Exhibit B to the “Waiver of Rights or Claims” letter, a list setting forth: the class, unit or group of individuals covered by this separation or exit incentive program; any eligibility factors for such program; the job titles and ages of all individuals in the same decisional unit eligible or selected for the program; and the ages of all individuals in the same job classification or decisional unit who were not eligible or selected for the program.
18.    WARN. If Employer paid any payments under WARN, Employee agrees and acknowledges that the method used to determine the rate of pay and benefits is reasonable and fairly compensates Employee for the sixty‑day WARN Act period. In addition, Employee agrees and acknowledges that the separation pay is a voluntary and unconditional payment from Employer, which Employer is not legally obliged to provide unless you sign this Agreement, and such pay is sufficient and adequate consideration for your release of any WARN Act claims that you may have either now or in the future as a result of your termination of employment.

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

19.    Consideration and Revocation Periods. Employee hereby acknowledges having been allowed at least forty-five (45) days to consider this Agreement and that if the Agreement is signed sooner, such decision is entirely voluntary. Employee has been advised in writing by Employer to consult an attorney prior to signing this Agreement and to ask the attorney to review and explain this Agreement. Employee has thoroughly reviewed this Agreement and understands this Agreement and the effect of it. Employee understands that Employee may revoke this Agreement for a period of seven (7) days after signing it, and that the Agreement will not become effective or enforceable until the seven-day period has expired without such revocation.

LEGAL NAME (For Employee Use Only) Employee Signature Employee Name (Printed) Date of Signature	For ORGANIZATION NAME (For HR Use Only) Human Resource Signature Human Resource Title Date of Signature

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

EXHIBIT B
Arbitration Provision
Any arbitration will be held in the Monroe, Louisiana area (or such other location as may be mutually agreed upon by the Company and the Eligible Employee) and be subject to the Governing Law provision of this Plan and in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, 9 U.S.C. § 1, et seq., before a single arbitrator mutually selected by the Company and the Eligible Employee. The arbitrator should be an attorney, admitted to the practice of law and in good standing in the jurisdiction in which the arbitration is held. Employee expressly waives the right to collect money damages in any class or collective action in arbitration against Employer. Discovery in the arbitration will be governed by the Local Rules applicable in the United States District Court for the Western District of Louisiana. Any award entered by the arbitrator shall be final, binding and non-appealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Plan or to award a remedy for a dispute involving this Plan other than a benefit specifically provided under or by virtue of the Plan. Injunctive relief is not available as a remedy. The award must be a reasoned award, providing an analysis of the basis for the decision and not merely a conclusion. Each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys’ fees and expenses) and shall share the fees of the American Arbitration Association and the arbitrators.

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As Updated, Amended and Restated Effective October 10, 2017
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EXHIBIT C
Lists of Participating and Non-Participating Companies
Participating Companies: Subject to the exceptions described below, CenturyLink, Inc. and its Subsidiaries and affiliates as of December 31, 2016 (including subsidiaries and affiliates of Embarq Corporation and Qwest Communications International, Inc.).
Participating Companies, with limited participation: Level 3 Communications, Inc. and its affiliated or subsidiary companies shall become Participating Companies under the Plan, only if the LVLT Corporate Transaction closes, and only as follows:
I.Eligibility: A Legacy Level 3 Employee shall become an Eligible Employee upon the closing of the LVLT Corporation Transaction. A Legacy Level 3 Employee shall become eligible for Severance Benefits in accordance with Section 4.01A upon the closing of that transaction, and shall become eligible for Severance Benefits in accordance with Sections 4.01, 4.02 and 4.03 of this Plan upon the first (1st) anniversary of the closing of that transaction. Between the closing of that Transaction and the first (1st) anniversary of such closing, a Legacy Level 3 Employee shall be eligible for severance benefits in accordance with this Exhibit C due to:

● An involuntary termination without Cause with a Last Day Worked (LDW) prior to the first (1st) anniversary of the closing of the LVLT Corporate Transaction.
● A reduction of total targeted compensation (base pay plus short-term incentive opportunity or applicable sales incentive opportunity) of more than 10% that is scheduled to occur at any time, even after the first (1st) anniversary of Closing Date but which is communicated at any time prior to the first anniversary of Closing Date.
● Relocation provided that (1) the relocation effective date is between Closing Date and the first (1st) anniversary of Closing Date, and (2) requires a driving distance of more than 50 miles between the work location of the new position and the current position held immediately prior to Closing Date. If an Employee’s current position or new position is classified as “work at home” (i.e., with no assigned office at a LVLT facility), his/her home address is or, as applicable, will be deemed his/her work location with respect to such work at home position.

II.Benefits: The Severance Benefits for an eligible Legacy Level 3 Employee are summarized as follows:

Severance - Vice Presidents (who are not KESP Participants)
26 weeks of Base Pay
COBRA Subsidy or Lump Sum COBRA Payment
Not eligible

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017
C-1

Bonus or STI (RIFd and not eligible for retirement)
If RIF’d with a last day work in Q4, a pro-rated bonus based on number of days from Jan 1 to term date; adjusted for changes in pay and bonus target; also adjusted for LOAs. To the extent applicable, the Individual Performance Percent will be deemed to be 90% and payout will be adjusted by the Region Multiplier. Paid in March or April following bonus payouts for active employees. Any such pro-rated bonus shall be reduced by the amount, if any, of any pro-rated bonus paid immediately prior to the Effective Time pursuant to the terms of the Merger Agreement, to the extent that the two pro-rated bonuses cover the same period of service.

Bonus or STI (RIFd and eligible for retirement)
A pro-rated bonus based on number of days from Jan 1 to term date; adjusted for changes in pay and bonus target; also adjusted for LOAs. To the extent applicable, the Individual Performance Percent will be deemed to be 100% and payout will be adjusted by the Region Multiplier. Paid in March or April following bonus payouts for active employees. Any such pro-rated bonus shall be reduced by the amount, if any, of any pro-rated bonus paid immediately prior to the Effective Time pursuant to the terms of the Merger Agreement, to the extent that the two pro-rated bonuses cover the same period of service.

Sales Compensation
Paid in accordance with sales comp plan.
Outplacement
6 months ($2,950 value)
Excise Tax Provision
In the event of a change in control of the Company, if the Company reasonably believes that an employee would receive “excess parachute payments” and be subject to US Federal excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, the Company may in its sole discretion reduce any payment, benefit, or vesting to such employee by the smallest amount necessary for the employee to avoid the excise tax. Such reduction shall only occur if and to the extent that, on an after-tax basis, the employee would be better with the reduction than the employee would be by paying the excise tax.

III.	Benefits: The Severance Benefits for an eligible Legacy Level 3 SVP are as follows:
A Legacy Level 3 SVP who is eligible under the Level 3 Communications, Inc. Key Employee Severance Plan, effective March 19, 2012 (the “KESP”) shall remain eligible under the KESP, which is attached as Exhibit E to this Plan and shall become a component of it, until the earlier of (i) the second (2nd) anniversary of the Closing of the LVLT Corporate Transaction or (ii) the date that he or she waives participation in the KESP. Upon the date he or she no longer participates in the KESP, he or she shall no longer participate in Exhibit E to the Plan, but will participate in all other provisions of this Plan, including the terms of Article IV of this Plan.

Non-Participating Companies: The Companies noted below are not participating in the Plan:
►    CenturyLink Marketing Solutions, LLC.
The CenturyLink Plan Design Committee or the Vice President of Legal with responsibility for Severance Benefits, or their respective designee, have the authority to amend Exhibit C at any time and from time to time, including but not

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017
C-2

limited to, adding an entity as a Participating Company as such participation is approved by the CenturyLink Plan Design Committee.

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As Updated, Amended and Restated Effective October 10, 2017
C-2

EXHIBIT D

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017
D-1

Period of Subsidized COBRA Coverage for
Directors and Vice Presidents Under Section 4.01

	Severance (weeks)			COBRA (months)
Years of Service	Directors	VPs (E1-E2)	VPs (E3 and above)	Directors	VPs (E1-E2)	VPs (E3 and above)
Up to 1	12	18	39	3	5	9
2	12	18	39	3	5	9
3	12	18	39	3	5	9
4	12	18	39	3	5	9
5	12	18	39	3	5	9
6	12	18	39	3	5	9
7	14	18	39	4	5	9
8	16	18	39	4	5	9
9	18	18	39	5	5	9
10	20	20	39	5	5	9
11	22	22	39	6	6	9
12	24	24	39	6	6	9
13	26	26	39	6	6	9
14	28	28	39	7	7	9
15	30	30	39	7	7	9
16	32	32	39	8	8	9
17	34	34	40	8	8	9
18	34	36	42	9	9	9
19	34	38	44	9	9	9
20	34	40	46	9	10	9
21	34	42	48	9	10	9
22	34	44	50	9	11	9
23	34	46	52	9	11	12
24	34	48	52	9	12	12
25	34	50	52	9	12	12
26	34	52	52	9	12	12
27+	34	52	52	9	12	12

Executive Officers and the CEO are eligible for a COBRA subsidy of up to one year in the event they are eligible for severance under Section 4.01, regardless of their years of service.

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Period of Subsidized COBRA coverage for Lower Performance Severance Under Section 4.01A
	Severance (weeks)		COBRA (months)
Years of Services	Directors	VPs (E1-E2)	Directors	VPs (E1-E2)
1	2	2	1	1
2	2	2	1	1
3	3	3	1	1
4	4	4	1	1
5	5	5	2	2
6	6	6	2	2
7	7	7	2	2
8 or more	8	8	2	2

Period of Subsidized COBRA Coverage for Directors and Vice Presidents at E1 or above Under Section 4.02

Directors
Weeks of Severance	Maximum Months of COBRA Subsidy
26-38	6
39-51	9
52	12

Vice-Presidents at E1 or above, excluding Executive Officers and the CEO, are eligible for a COBRA subsidy of up to one year in the event they are eligible for severance under Section 4.02, regardless of their years of service.

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As Updated, Amended and Restated Effective October 10, 2017
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As Updated, Amended and Restated Effective October 10, 2017
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Exhibit E

LEVEL 3 COMMUNICATIONS, INC.
KEY EXECUTIVE SEVERANCE PLAN
Article I - Purpose
The purpose of the Level 3 Communications, Inc. Key Executive Severance Plan (the “Plan”) is to provide eligible executives of Level 3 Communications, Inc., a Delaware corporation (the “Company”), who are involuntarily terminated from employment in certain limited circumstances, with severance and welfare benefits as set forth in the Plan.
Article II - Definitions
As used in the Plan, the following terms shall have the respective meanings set forth below, and, when the meaning is intended, such terms are capitalized:
“Accrued Obligations” means, with respect to a Participant, the sum of (A) the Participant’s Base Salary through the Date of Termination to the extent not theretofore paid; (B) the Participant’s business expenses that are reimbursable in accordance with the Company’s policies and for which the Participant submits for reimbursement within thirty (30) days following the Date of Termination, but have not been reimbursed by the Company as of the Date of Termination and (C) to the extent not yet paid as of the Date of Termination, the Participant’s annual bonus, if any, for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs. Notwithstanding the foregoing, if the Participant has made an irrevocable election under any nonqualified deferred compensation plan subject to Section 409A of the Code to defer any portion of the Base Salary or annual bonus described in clause (A) or (B) above, then for all purposes of this Section, such deferral election, and the terms of the applicable arrangement, shall apply to the same portion of the amount described in such clause (A) or (B), and such portion shall not be considered as part of the Accrued Obligations but shall instead be paid in accordance with Section 4.7.
“Adverse Amendment” has the meaning ascribed to that term in Section 8.5.
“Affiliate” means any direct or indirect parent entity of the Company that has majority control over the Company, and each direct or indirect subsidiary thereof.
“Applicable COBRA Premium” means, with respect to a Participant, the total monthly cost of continuation coverage under COBRA, as of the Participant’s Date of Termination, in respect of the maximum level of coverage in effect for the Participant and the Participant’s spouse and dependents at the Date of Termination.

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

“Base Salary” means the Participant’s annual rate of base salary in effect immediately prior to the occurrence of the facts, circumstance or reasons giving rise to the Participant’s Termination of Employment, or, if greater, the Participant’s annual rate of base salary in effect immediately prior to a Change in Control.
“Board” means the Board of Directors of the Company and, after a Change in Control, the board of directors of the ultimate parent entity that controls either the Company or the company into which the Company was merged or consolidated.
“Cash Severance Benefit” means the cash severance benefit applicable to a Participant as set forth in such Participant’s Participation Notice.
“Cause” means (i) the willful and continued failure by a Participant to substantially perform his or her duties with the Company and its Affiliates (other than any such failure resulting from his or her incapacity due to physical or mental impairment, or any such actual or anticipated failure after the issuance of a notice of termination by him or her for Good Reason) after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which he or she has not substantially performed his or her duties; (ii) the willful engagement by a Participant in conduct that is demonstrably and materially injurious to the Company or any of its Affiliates, monetarily or otherwise; (iii) a Participant’s indictment for, conviction of or plea of guilty or no contest to, any felony or (iv) a Participant’s violation of the terms of such Participant’s Restrictive Covenant Agreement; provided, however, that to the extent that any act or failure to act otherwise constituting Cause hereunder is curable, such Participant shall be given not less than ten (10) days’ written notice by the Company’s Chief Executive Officer (or in the case of a Participant who is (or was at any time while a Participant) a “named executive officer” ( within the meaning of Item 402 of Regulation S-K issued under the Exchange Act) of the Company, the Chief Executive Officer or the Board) of the Company’s intention to terminate him or her with Cause. Such notice of a termination with Cause shall state in detail the grounds on which the proposed termination with Cause is based, and a termination with Cause shall be effective at the expiration of such ten (10) day notice period unless the Participant has fully cured during such period such act or failure to act that gives rise to Cause.
For purposes of this definition, no act, or failure to act, on a Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interests of the Company and its Affiliates. Any act, or failure to act, based upon (A) the lawful instruction or direction of the Board, (B) the lawful instruction of the Chief Executive Officer of the Company or the Participant’s direct supervisor or (C) the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. Following a Change in Control, a Participant shall not be deemed to have terminated employment for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not fewer than three quarters of the entire membership of the Board (excluding the Participant, if the Participant is a member of the Board) at a meeting of the Board called and held for such

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel for the Participant, to be heard before the Board), finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct constituting Cause, and specifying the particulars thereof in detail.
“Change in Control” means the occurrence of any of the following events:
(a)    a change in ownership or control of the Company effected through a transaction or series of related transactions (other than an offering of common stock of the Company to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, or an employee benefit plan maintained by the Company or any of its Affiliates, directly or indirectly acquire, other than pursuant to an acquisition from the Company, “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(b)the date upon which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board since the Effective Date, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board or
(c)the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.
Notwithstanding the foregoing, for all purposes of the Plan other than Section 4.5, a Change in Control shall also include “change in control event” as described in Treasury Regulation Section 1.409A-3(i)(5) with respect to any Participant that is employed at an Affiliate of the Company at such time that such Affiliate incurs such change in control event.
“COBRA” means the continuation coverage requirements under Section 4980B of the Code and Part 6 of Title I of ERISA or any similar provision under other applicable law.

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As Updated, Amended and Restated Effective October 10, 2017
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“Code” means the Internal Revenue Code of 1986, as amended.

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

“Committee” means the Compensation Committee of the Board or a committee or committees of the Board appointed by the Board to administer the Plan.
“Date of Termination” means the date of the Participant’s Termination of Employment with the Company and its Affiliates as determined under Section 4.1 of the Plan.
“Effective Date” means March 19, 2012.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Good Reason” means, without the Participant’s express written consent, the occurrence of any of the following events:

(i)
a material diminution in the Participant’s authority, duties, responsibilities or reporting requirements, and following a Change in Control, the assignment to the Participant of any duties inconsistent in any respect with the Participant’s position (including status, offices, titles and reporting requirements), or any action by the Board, the Company or any of its Affiliates that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial, inadvertent and immaterial action not taken in bad faith and that is remedied promptly after receipt of notice thereof given by the Participant;

(ii)
a reduction in the Participant’s Base Salary or target short-term incentive award opportunity, except, prior to a Change in Control, an across-the-board reduction that similarly affects all similarly situated employees of the Company and its Affiliates;

(iii)
the relocation of the Participant’s principal place of business to a location that is outside the 50-mile radius from the Participant’s then-current principal place of business or, following a Change in Control, a requirement imposed by the Company or its Affiliate that the Participant be based at any office or location other than the office or location where the Participant was employed immediately preceding the Change in Control;

(iv)
following a Change in Control, the failure to continue to provide the Participant with employee benefits substantially similar to those enjoyed by him or her under the pension, life insurance, medical, health, accident and disability plans, or any retirement or fringe benefit material to the Participant for which he or she was eligible at the time of the Change in Control;

(v)
the failure to obtain a satisfactory agreement from any successor to the Company or any acquiror of any Affiliate or division of the Company to assume and agree to perform the Plan pursuant to Section 7.1 herein;

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

(vi)	the adoption of an Adverse Amendment except as permitted under Section 8.5 herein; and

(vii)	any purported termination of the Participant’s employment that is not effected pursuant to a notice of termination satisfying the requirements of Section 4.1 herein.
A Participant may terminate his or her employment with Good Reason by providing the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within ninety (90) days following the initial occurrence of such event. During such thirty (30) day notice period, the Company shall have a cure right (if curable), and if not cured within such period, the Participant’s termination will be effective upon the expiration of such cure period. A Participant’s right to terminate his or her employment for Good Reason shall not be affected by his or her incapacity due to physical or mental impairment. A Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.
“Participant” means each employee of the Company or its Affiliates, other than the Chief Executive Officer of the Company, who is designated as a Participant by the Chief Executive Officer of the Company and delivered a Participation Notice and who acknowledges his or her participation in the Plan by executing a Restrictive Covenant Agreement. A person shall cease to be a Participant upon his or her removal as a Participant from the Plan (but any such determination made in respect of a Participant shall be considered an Adverse Amendment with respect to the affected Participant and is subject to the provisions of Section 8.5).
“Participation Notice” means the notice provided to an employee of the Company or its Affiliates that designates such individual as a Participant in the Plan and the terms and conditions of such individual’s participation in the Plan (subject to the Participant’s acknowledgement by executing a Restrictive Covenant Agreement), which notice shall be substantially in the form set forth on Exhibit A.
“Potential Change in Control” shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, or (ii) the Committee adopts a resolution to the effect that, for purposes of the Plan, a Potential Change in Control of the Company has occurred.
“Prorated Bonus” means, with respect to a Participant, an amount equal to the product of (A) the most recent Target Bonus and (B) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365.
“Qualifying Termination” means a Participant’s Termination of Employment (i) by the Company other than for Cause or (ii) by the Participant for Good Reason. A Termination of

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

Employment for any other reason, including by reason of death, disability or retirement, shall not be treated as a Qualifying Termination.
“Restrictive Covenant Agreement” means an agreement substantially in the form attached hereto as Exhibit B.
“Severance Multiplier” means the severance multiplier applicable to a Participant as set forth in such Participant’s Participation Notice.
“Specified Employee” means any Participant who is a “Key Employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code, based upon the twelve (12) month period ending on each December 31st (such twelve (12) month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Section 416(i) of the Code (without regard to paragraph (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the first day of the fourth (4th) month following the close of such identification period.
“Target Bonus” means a Participant’s target annual bonus for the fiscal year in which the Change in Control occurs, if applicable, or in which a Participant’s Date of Termination occurs, whichever is greater; provided that if a target annual bonus has not been established for the applicable fiscal year, then the term “Target Bonus” shall refer to the Participant’s target annual bonus established for the immediately preceding fiscal year.
“Termination of Employment” means the event where the Participant has a “separation from service,” as defined under Section 409A of the Code, with the Company and its Affiliates.
Article III - Effectiveness of the Plan
This Plan shall be effective as of the Effective Date. Nothing in the Plan shall be deemed to entitle any Participant to continued employment with the Company or any Affiliate of the Company.
Article IV - Payments Upon a Qualifying Termination; Change in Control Benefits 4.1. Termination of Employment.
Any purported termination of a Participant’s employment by the Company or its Affiliates or by a Participant (including notice required for purposes of a Participant to terminate his or her employment with Good Reason) shall be communicated by written notice of termination to the other party in accordance with this Section 4.1 and Section 8.1 (regarding notices). For

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purposes of the Plan, a “notice of termination” shall mean a notice indicating the specific termination provision in the Plan relied upon and setting forth in reasonable detail the

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

(a)facts and circumstances providing a basis for the Participant’s Termination of Employment under the provision so indicated (including such information required herein for purposes of a Participant to terminate his or her employment with Good Reason). The failure by the Participant or the Company to set forth in such notice of termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Participant or the Company hereunder or preclude the Participant or the Company from asserting such fact or circumstance in enforcing the Participant’s or the Company’s rights hereunder.
(b)If a Participant has a Qualifying Termination, the Date of Termination shall be the date specified in the notice of termination (which, in the case of a termination other than for Cause or a termination for Good Reason, shall not be fewer than five (5) nor more than twenty (20) business days from the date such notice is given). If a Participant’s Termination of Employment is for Cause, the Date of Termination shall be as set forth in the definition of “Cause” in Article II hereunder.
4.2. Severance Payments. If the Participant has a Qualifying Termination, then, subject to Section 4.3, the Company shall or shall cause an Affiliate, to provide the Participant with the following:
(a)    Accrued Obligations the
(b)    Prorated Bonus, payable either (x) with respect to a Qualifying Termination occurring prior to a Change in Control, in two installments—fifty percent (50%) on the sixtieth (60th) day following such Qualifying Termination and fifty percent (50%) on the first business day of the seventh calendar month following the month in which the Date of Termination occurred, or (y) with respect to a Qualifying Termination occurring on or after a Change in Control, in a single lump sum on the sixtieth (60th) day following such Qualifying Termination;
(c)    a lump sum payment in an amount equal to the Cash Severance Benefit;
(c)continued coverage for such Participant and his or her spouse and dependents in all medical and dental insurance plans maintained by the Company and its Affiliates for the most senior officers of any of the Company and its Affiliates (collectively, the “Continued Benefit Plans“) for a period of months equal to the greater of (x) the Participant’s Severance Multiplier multiplied by twelve (12) (such period, the “Contractual Coverage Period”) and (y) the length of period during which the Participant and his or her spouse or domestic partner and dependents are eligible to elect continuation coverage under the Continued Benefit Plan pursuant to COBRA; provided that such coverage shall run concurrently with the period provided under COBRA, and the cost of such Continued Benefits shall be paid by the Participant on an after-tax basis; and provided further that such coverage shall cease earlier than the expiration of continued coverage period upon any date that the Participant becomes eligible to receive medical and dental insurance through a new employer;

CENTURYLINK EXECUTIVE SEVERANCE PLAN
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(d)a lump sum cash payment equal to (x) the Applicable COBRA Premium multiplied by the total number of months in the Contractual Coverage Period (without regard to any early termination of such period pursuant to subsection (d) above) minus (y) the monthly employee contribution rate that is paid by Company employees generally for the same or similar coverage, as in effect on the Date of Termination (and which amount shall in no event be greater than the employee contribution rate for the applicable level of coverage as in effect immediately prior to the Date of Termination);
(e)reimbursement for the cost of outplacement services (the scope and provider of which shall be selected by the Participant in the Participant’s sole discretion) incurred by the Participant prior to the last day of the second calendar year following the year in which the Date of Termination occurred; provided that the cost of such outplacement shall not exceed $10,000 and the Participant shall be reimbursed for the cost of outplacement services promptly upon submission of reasonable substantiation of such costs but not later than the third calendar year following the calendar year in which the Date of Termination occurred;
(f)vesting of outstanding equity-based awards as described below:
(x)    vesting of that portion of such Participant’s equity-based awards (other than performance-based restricted stock units (“PRSUs”), which are covered in paragraph (y) immediately following) (whether granted under the Level 3 Communications, Inc. Stock Plan or otherwise) that would have vested, but for such Termination of Employment, based on the Participant’s continued employment with the Company or any of its Affiliates within the twelve (12) months following such Termination of Employment (without regard to any subsequent acceleration events), and (y) vesting of a prorated portion of all outstanding PRSUs through the Termination of Employment (measured in each instance to the last day of the calendar month in which the Termination of Employment occurs) based on the percentage of time that the Participant was employed during the “Performance Period” applicable to each such outstanding PRSU (the “Pro Rata Portion”). The actual number of PRSUs that will vest pursuant to this paragraph will be the product of (i) the Pro Rata Portion, (ii) the number of PRSUs subject to the Award and (iii) the applicable performance percentage applicable to such PRSU (as determined pursuant to the terms of the applicable Award Letter) based on the actual achievement of the applicable Performance Objective during the entire Performance Period.
Notwithstanding the foregoing, with respect to a Termination of Employment occurring on or after the date on which such Participant becomes retirement-eligible in accordance with the Company’s retirement plan or policy then in effect, all of such Participant’s equity-based awards granted prior to April 1, 2014 (whether granted under the Level 3 Communications, Inc. Stock Plan

CENTURYLINK EXECUTIVE SEVERANCE PLAN
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or otherwise) that vest based on the Participant’s continued employment with the Company or any of its Affiliates shall vest on the date of Termination of Employment. Any outperform stock

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appreciation rights held by the Participant (“OSOs”) that become vested pursuant to this paragraph (g) shall be settled on the Settlement Date (as defined in and set forth in the applicable OSO award agreement). Any PRSUs for which additional vesting occurs on account of this paragraph (g) shall be settled as soon as possible after the determination of the satisfaction of the Performance Objective set forth in each applicable award letter. This paragraph (g) shall apply to a given award only to the extent that it provides better treatment (from the Participant’s perspective) than provided by the applicable plan, award letter or agreement or other agreement between the Company and the Participant that governs such award. For the avoidance of doubt, the additional vesting set forth in this paragraph (g) shall only apply to the vesting conditions that are based on the Participant’s continued employment with the Company or any of its Affiliates through a specified date and shall not apply to any performance-based vesting conditions, which shall continue to apply in accordance with the terms of the applicable award agreement; and
(h)    except as otherwise set forth below, to the extent not theretofore paid or provided, any benefits under any employee benefit plan, agreement, arrangement or policy in accordance with the terms of the underlying plan, agreement, arrangement or policy, other than plans, agreements, arrangements or policies providing for severance benefits.
4.3. Conditions to Receipt of Severance Benefits. As a condition to receipt of any payment or benefits under Section 4.2, the Participant must execute, deliver to the Company and not revoke a Release Agreement substantially in the form attached hereto as Exhibit C (and any revocation period contained in such Release Agreement shall have expired) within sixty (60) days following the Participant’s Date of Termination. In addition, such payments and benefits shall immediately terminate, and the Company and its Affiliates shall have no further obligations to a Participant with respect thereto, in the event that such Participant breaches any provision of his or her Restrictive Covenant Agreement.
4.4. Timing of Payment. Subject to satisfaction of the conditions set forth in Section 4.3 and Article VI, the amounts payable pursuant to Section 4.2(a), 4.2(c) and 4.2(e) with respect to a Participant shall be made on the sixtieth (60th) day following the Participant’s Date of Termination or, if such day does not fall on a business day, the first business day thereafter.
4.5. Change in Control Benefits. Except as otherwise provided under an award agreement governing an award outstanding as of the Effective Date, upon a Change in Control, regardless of whether a Participant experiences a Termination of Employment, all equity-based awards granted prior to April 1, 2014 (whether granted under the Level 3 Communications, Inc. Stock Plan or otherwise) and held by each Participant shall vest; provided, however, that any OSOs that become vested pursuant to this Section 4.5 shall be settled on the Settlement Date (as defined in and set forth in the applicable OSO award agreement), and awards that vest based on the satisfaction of performance criteria (which, for the avoidance of doubt, shall not include OSOs) shall vest pursuant to this Section 4.5 only to the extent that such performance criteria are satisfied based on pro-forma

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performance over the entire applicable performance period extrapolated from the first day of the applicable performance period through the date of the Change in Control. Nothing in this Section

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4.5 shall affect the vesting provisions contained in agreements and/or award letters applicable to any equity based awards granted to Participant after April 1, 2014.
Notwithstanding the foregoing, this Section 4.5 shall apply to a given equity-based award only to the extent that it provides better treatment than provided by the applicable plan, award agreement or other agreement between the Company and the Participant that governs such award.
4.6. No Duplication of Benefits. Except as otherwise expressly provided pursuant to the Plan, the Plan shall be construed and administered in a manner that avoids duplication of compensation and benefits (including payments made in lieu of notice of termination under law or applicable contract) that may be provided under any other plan, program, policy or other arrangement or individual contract with or provided by the Company or any Affiliates. In the event that a Participant is covered by any other plan, program, policy or other arrangement or individual contract in effect as of his or her Date of Termination, that may duplicate the payments and benefits provided for in Section 4.2(a) through (g), the Company may reduce or eliminate the duplicative benefits or compensation provided for under the Plan or under the contract or law that provides such benefit (specifically, but without limiting the foregoing, any payments made in lieu of notice shall be deducted from the Cash Severance Benefit), but solely to the extent that such reduction or elimination does not cause the Participant to be subject to penalty taxes under Section 409A of the Code.
4.7. No Effect on Other Benefits. This Plan does not abrogate any of the usual entitlements which a Participant has or will have, first, while a regular employee, and subsequently, after termination, and a Participant shall be entitled to receive all benefits payable to him or her under each and every “employee benefit plan” (as defined under Section 3(2) of ERISA, whether or not subject to ERISA) and deriving from his or her employment with the Company and its Affiliates, but solely in accordance with the terms and provisions thereof.
4.8    Modified Cutback. If any payment, benefit, or distribution of any type to or for the benefit of any Participant, whether paid or payable, provided or to be provided, or distributed or distributable pursuant to the terms of this Plan or otherwise (collectively, the “Parachute Payments”) would subject the Participant to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Parachute Payments shall be reduced so that the maximum amount of the Parachute Payments (after reduction) shall be one dollar ($1.00) less than the amount which would cause the Parachute Payments to be subject to the Excise Tax; provided, that the Parachute Payments shall only be reduced to the extent the after-tax value of amounts received by the Participant after application of the above reduction would exceed the after-tax value of the amounts received without application of such reduction. For this purpose, the after-tax value of an amount shall be determined taking into account all federal, state, and local income, employment and excise taxes applicable to such amount. If a

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reduction in the payments to a Participant is required, then the reduction shall occur in the following order: (i) first by reducing or eliminating any cash

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severance payments (with the payments to be made furthest in the future being reduced first), (ii) then by reducing or eliminating any accelerated vesting of restricted stock or similar awards (including any restricted stock units), (iii) then by reducing or eliminating any other remaining Parachute Payments; provided, that no such reduction or elimination shall apply to any nonqualified deferred compensation amounts (within the meaning of Section 409A (“Section 409A”) of the Code) to the extent such reduction or elimination would accelerate or defer the timing of such payment in manner that does not comply with Section 409A; and, further, provided, that to the extent permitted by Sections 409A and Sections 280G and 4999 of the Code, if a different reduction procedure would be permitted without violating Section 409A or losing the benefit of the reduction under Sections 280G and 4999 of the Code, the Participant may designate a different order of reduction.
(a)An initial determination as to whether (x) any of the Parachute Payments received by a Participant in connection with the occurrence of Change in Control shall be subject to the Excise Tax, and (y) the amount of any reduction, if any, that may be required pursuant to this Section 4.8, shall be made by an independent accounting, valuation or compensation advisory firm selected by the Company (the “280G Firm”) prior to the consummation of such change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company. Promptly upon request, each Participant shall be furnished with notice of all determinations made as to the Excise Tax payable with respect to such Participant’s Parachute Payments, together with the related calculations of the 280G Firm.
(b)For purposes of this Section 4.8–
(i)no portion of the Parachute Payments, the receipt or enjoyment of which a Participant shall have effectively waived in writing prior to the date of payment of the Parachute Payments, shall be taken into account;
(ii)no portion of the Parachute Payments shall be taken into account which in the opinion of the 280G Firm does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code;
(iii)the Parachute Payments shall be reduced only to the extent necessary so that the Parachute Payments (other than those referred to in the immediately preceding clause (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the 280G Firm or tax counsel referred to in such clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Parachute Payments shall be determined by the 280G Firm based on Sections 280G and 4999 of the Code, or on substantial authority within the meaning of Section 6662 of the Code.

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Article V - Withholding Taxes
The Company and its Affiliates may withhold from all payments due to the Participant (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, are required to be withheld.
Article VI - Certain Additional Agreements under Section 409A
6.1. Delay of Payment. In the event that a payment to be made pursuant to
Section 4.2 or any other amount under the Plan that constitutes nonqualified deferred compensation subject to Section 409A of the Code is to be made to a Specified Employee, such payment will be delayed for six (6) months after the Date of Termination and paid in a single lump sum on the first business day of the month following the end of such six (6) month period. If a Participant who is a Specified Employee dies within six (6) months following such Date of Termination, any such delayed payments shall not be further delayed, and shall be immediately payable within thirty (30) days to his or her estate in accordance with the applicable provisions of the Plan.
6.2. Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, shall in all respects be administered in accordance with Section 409A of the Code. Each payment under the Plan shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may any Participant, directly or indirectly, designate the calendar year of any payment to be made under the Plan. Notwithstanding any other provision of the Plan to the contrary, with respect to any Participant’s equity-based award that constitutes nonqualified deferred compensation subject to Section 409A of the Code (“NQDC Award”), to the extent the Plan provides that upon a Change in Control the Participant is to become vested in, and such NQDC Award to paid or settled (to the extent vested), as applicable, the Participant shall become so vested in the NQDC Award upon such Change in Control but payment or settlement, as applicable, of the NQDC Award shall not be paid or be settled (and shall instead be paid or settled as of the event or date otherwise provided by its terms) unless the Change in Control constitutes a “change in control event” as described in Treasury Regulation Section 1.409A-3(i)(5). All reimbursements and in-kind benefits provided under the Plan that constitute nonqualified deferred compensation subject to Section 409A of the Code shall be made or provided in accordance with the requirements of Section 409A of the Code, including, without limitation, that (i) in no event shall reimbursements by the Company under the Plan be made later than the end of the calendar year next following the calendar year in which the applicable fees and expenses were incurred; provided, that the Participant shall have submitted an invoice for such fees and expenses at least ten (10) days before the end of the calendar year next following the calendar year in which such fees and expenses were incurred; (ii) the amount of in-kind benefits that the Company is obligated to pay or provide in any given

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calendar year (other than medical reimbursements described in Treas. Reg. § 1.409A-3(i)(1)(iv)(B)) shall not affect the in-kind benefits that the Company is obligated to pay or provide in any other calendar year; (iii) the Participant’s right to have the Company pay or provide such reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit and (iv) in no event shall the Company’s obligations to make such reimbursements or to provide such in-kind benefits apply later than the Participant’s remaining lifetime (or if longer, through the twentieth (20th) anniversary of the Date of Termination). While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).
6.3. No Adverse Action. Neither the Company nor any Affiliate of the Company shall take any action that would expose any payment or benefit to a Participant under the Plan to the additional tax imposed under Section 409A of the Code unless (i) the Company is obligated to take the action under an agreement, plan or arrangement, (ii) a Participant requests the action, (iii) the Company advises such Participant in writing that the action may result in the imposition of the additional tax and (iv) such Participant subsequently requests the action in a writing that acknowledges that he or she will be responsible for any effect of the action under Section 409A.
Article VII - Successors; Binding Agreement
7.1. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, by operation of law or otherwise) to all or substantially all of the business or assets of the Company to unconditionally assume all of the obligations of the Company hereunder. Further, the Company will require each Affiliate or the acquiror of each Affiliate or division that employs a Participant and that ceases to be an Affiliate or division of the Company to establish and maintain a plan that is identical, in all material respects, to the Plan, and designate the Participant as a participant in such plan until the second anniversary of the divestiture of such Affiliate or division. Failure of the Company to obtain such assumption prior to the effectiveness of any such succession shall constitute Good Reason hereunder and shall entitle the Participants to compensation and other benefits in the same amount and on the same terms as the Participants would be entitled hereunder if they had a Qualifying Termination, except that for purposes of implementing the foregoing, the date on which any succession becomes effective shall be deemed the Date of Termination.
7.2. The benefits provided under the Plan shall inure to the benefit of and be enforceable by the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Participant shall die while any amounts would be payable

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to the Participant hereunder had the Participant continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of

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the Plan to such person or persons appointed in writing by the Participant to receive such amounts or, if no person is so appointed, to the Participant’s estate.
Article VIII - Miscellaneous
8.1. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by courier, by email to the Participant’s email address at the Company (if the Participant is employed by the Company at the time of delivery of the notice), or by mail, postage prepaid, addressed as follows:
if to the Participant:
At the most recent address on file at the Company.
if to the Company:
Level 3 Communications, Inc.
1025 Eldorado Blvd.
Broomfield, CO 80021
Attention: Chief Legal Officer
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.
Notice to the Participant shall be deemed given when mailed or given by hand delivery. 8.2. No Setoff; No Mitigation; Resolution of Disputes and Costs.
(a)The Company’s obligation to make the payments provided for in the Plan and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Participant or others. In no event shall a Participant be obligated to seek other employment or take other action by way of mitigation of the amounts payable to the Participant under any of the provisions of the Plan and such amounts shall not be reduced whether or not the Participant obtains other employment.
Participants may submit claims for benefits by giving notice to the Company pursuant to Section 8.1. If a Participant believes that he or she has not received coverage or benefits to which he or she is entitled under the Plan, the Participant may notify the Company in writing of a claim for coverage or benefits. If the claim for coverage or benefits is denied in whole

CENTURYLINK EXECUTIVE SEVERANCE PLAN
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(b)or in part, the Company shall notify the applicant in writing of such denial within thirty (30) days of such claim (which may be extended to sixty (60) days under special circumstances), with such notice setting forth (i) the specific reasons for the denial; (ii) the Plan provisions upon which the denial is based; (iii) any additional material or information necessary for the applicant to perfect his or her claim and (iv) the procedures for requesting a review of the denial. Upon a denial of a claim by the Company, the Participant may (i) request a review of the denial by the Committee or, where review authority has been so delegated, by such other person or entity as may be designated by the Committee for this purpose; (ii) review any Plan documents relevant to his or her claim and (iii) submit issues and comments to the Committee or its delegate that are relevant to the review. Any request for review must be made in writing and received by the Committee or its delegate within sixty (60) days of the date the applicant received notice of the initial denial, unless special circumstances require an extension of time for processing. The Committee or its delegate will make a written ruling on the applicant’s request for review setting forth the reasons for the decision and the Plan provisions upon which the denial, if appropriate, is based. This written ruling shall be made within thirty (30) days of the date the Committee or its delegate receives the applicant’s request for review unless special circumstances require an extension of time for processing, in which case a decision will be rendered as soon as possible, but not later than sixty (60) days after receipt of the request for review. All extensions of time permitted by this Section 8.2 will be permitted at the sole discretion of the Committee or its delegate. If the Committee does not provide the Participant with written notice of the denial of his or her appeal, the Participant’s claim shall be deemed denied. Notwithstanding anything in the Plan to the contrary, any court, tribunal or arbitration panel that adjudicates any dispute, controversy or claim arising between a Participant and the Company, or any of their delegates or successors, in respect of a Participant’s Qualifying Termination occurring after a Potential Change in Control, will apply a de novo standard of review to any determinations made by the Company, Committee or any other person. Such de novo standard shall apply notwithstanding the grant of full discretion hereunder to any person or characterization of any such decision by such person as final, binding or conclusive on any party.
(c)    If any contest or dispute shall arise under the Plan involving a Participant’s Termination of Employment or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, in either case following a Change in Control, the Company shall or shall cause an Affiliate to reimburse the Participant on a current basis for all reasonable legal fees and related expenses, if any, incurred by the Participant at any time from the Date of Termination through the Participant’s remaining lifetime (or, if longer, through the 20th anniversary of the Change in Control) in connection with such contest or dispute (regardless of the result thereof), together with interest at the rate provided in Section 1274(b)(2)(B) of the Code, such interest to accrue thirty (30) days from the date the Company receives the Participant’s statement for such fees and expenses through the date of payment thereof, regardless of whether or not the Participant’s claim is upheld by a court of competent jurisdiction or an arbitration panel; provided, however, that the Participant shall be required to repay immediately any such amounts to the Company to the extent that a court or an arbitration panel issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced by the

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Participant in bad faith. The amount of such legal fees and expenses that the Company is obligated to pay in any given calendar year shall not affect the legal fees and expenses that the Company is obligated to pay in any other calendar year, and the Participant’s right to have the Company pay such legal fees and expenses may not be liquidated or exchanged for any other benefit.
8.3. Survival. The respective obligations and benefits afforded to the Company, its Affiliates and the Participant shall survive the termination of the Plan.
8.4. Governing Law; Validity. To the extent not preempted by federal law, the Plan, and all benefits and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of the Plan to the substantive law of another jurisdiction.
8.5. Amendment and Termination. The Board may amend (and, by amendment, terminate) the Plan at any time; provided, however, that (i) no amendment that reduces or eliminates any benefit or other entitlement of any Participant or that is otherwise adverse to the interests of a Participant (an “Adverse Amendment”) may take effect for a period of at least twelve (12) months, and any such amendment shall be void and of no effect unless the Participant was notified of such amendment; (ii) no Adverse Amendment may be adopted during the period of time beginning on a Potential Change in Control and ending on the earlier of (a) the termination of the agreement that constituted the Potential Change in Control and (b) the second anniversary of the resulting Change in Control, without the Participant’s written consent and (iii) no Adverse Amendment may be adopted during the period commencing on a Change in Control and ending on the second anniversary of the Change in Control without the Participant’s written consent. For the avoidance of doubt, the Board is expressly permitted, without the consent of any Participant, to amend the list of “Restricted Entities” set forth on Exhibit D hereto in its reasonable discretion in order to reflect changes in the businesses and industries in which the Company or any of its Affiliates operates or other changes in business circumstances, and no such amendment shall be deemed an Adverse Amendment hereunder. The Company shall notify all Participants of each amendment to Exhibit D in accordance with Section 8.1 above. The Participant’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Participant or the Company may have hereunder, including, without limitation, the right of the Participant to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement; provided, however, that in all events a Participant shall not have Good Reason to terminate his or her employment based upon the occurrence or non-occurrence of a particular event more than ninety (90) days following the initial occurrence or non-occurrence of such event.
8.6. Interpretation and Administration. The Plan shall be administered by the Committee. Unless otherwise provided in the Plan, actions of the Committee shall be taken by a

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majority vote of its members. Subject to Section 8.2 of the Plan, the Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and

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implement the Plan, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administration of the Plan and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan.
8.7. Liability. No member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Board or Committee or for any mistake of judgment made in good faith or upon the advice of counsel, and the Company shall indemnify and hold harmless each member of the Committee, and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
8.8. Type of Plan. This Plan is intended to be, and shall be interpreted (a) as an unfunded employee welfare plan under Section 3(1) of ERISA and Section 2520.104-24 of the Department of Labor Regulations, maintained primarily for the purpose of providing employee welfare benefits, to the extent that it provides welfare benefits, and under Sections 201, 301 and 401 of ERISA, as a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation, to the extent that it provides such compensation, in each case for a select group of management or highly compensated employees and (b) to comply with the requirements of Section 409A of the Code.
8.9. Funding. The Company and the Affiliate of the Company employing the Participant shall be joint and severally responsible for any payments and benefits hereunder. The Plan shall be unfunded and all payments hereunder and expenses incurred in connection with the Plan shall be paid from the general assets of the Company.
8.10. Headings. The Section headings contained herein are for convenience of reference only, and shall not be construed as defining or limiting the matter contained thereunder.

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8.11. Entire Agreement. In the event of any inconsistency or conflict between the terms of the Plan and the terms of any other plan in which a Participant participates or any agreement to which a Participant is a party, the terms of this Plan shall control.
8.12. Nonassignability. Benefits under the Plan may not be sold, assigned, transferred, pledged, anticipated, mortgaged or otherwise encumbered, transferred, hypothecated or conveyed in advance of actual receipt of the amounts, if any, payable hereunder, or any part thereof, by the Participant.

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EXHIBIT A
Participation Notice
Personal & Confidential
[•], 2012
[NAME]

[ADDRESS]
Dear [FIRST NAME]:
I am pleased to inform you that you have been selected to participate in the Level 3 Communications, Inc. Key Executive Severance Plan (the “Plan”), which has been established to provide eligible executives of the Company, who are involuntarily terminated from employment in certain limited circumstances, with severance and welfare benefits. The terms and conditions of your participation are set forth in and governed by the terms of the Plan and this participation notice (this “Participation Notice”).
For purposes of your participation in the Plan, the following terms shall have the respective meanings set forth herein:
“Cash Severance Benefit” means an amount equal to the product of the Severance Multiplier and [the sum of] your Base Salary [and your Target Bonus on the Date of Termination].
“Severance Multiplier” means [0.75] [1] [2].
Other capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Plan.
It is important that the terms and conditions of your participation in the Plan as set forth in this Participation Notice be kept confidential, as they pertain only to you. Please acknowledge your acceptance of these terms and your participation in the Plan by executing a Restrictive Covenant Agreement as set forth in the Plan. If you have any questions regarding this Participation Notice or the Plan, please direct those questions to [•].
Sincerely,

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As Updated, Amended and Restated Effective October 10, 2017

EXHIBIT B
RESTRICTIVE COVENANT AGREEMENT
As a condition of my becoming a Participant in the Level 3 Communications, Inc. Key Executive Severance Plan (the “Plan”) and receiving any payments or benefits thereunder, and in consideration of my continued employment with the Company and its Affiliates (collectively, the “Company Group”), I acknowledge the terms and conditions of my participation in the Plan as set forth in my Participation Notice and agree to the following:
Section 1.    Definitions.
Capitalized terms used, but not defined, herein shall have the meaning given to them in the Plan.
Section 2.    Participation in the Plan.
By executing this Restrictive Covenant Agreement (the “Agreement”), I acknowledge that I have been designated as a Participant in the Plan, and that my becoming a Participant is conditioned upon my execution of this Agreement. I acknowledge further that I have been provided a copy of the Plan and, as an express condition to my participation in, eligibility for, or receipt of, any payments or benefits under the Plan, I agree to be bound by the terms of both the Plan and this Agreement. I acknowledge further that a breach of this Agreement will constitute Cause under the Plan, pursuant to which my employment may be terminated without any right to receive any payments or benefits thereunder, and in addition to any other rights or remedies that the Company or any of its Affiliates may have as a result of any breach of this Agreement, I acknowledge and agree that any payments or benefits to which I might otherwise be entitled under the Plan will immediately terminate, and neither the Company nor any of its Affiliates will have any further obligations to me under the Plan, following any breach of this Agreement.
Section 3.    Confidential Information and Intellectual Property.
(a)I represent that I am a party to an Employee Confidentiality and Intellectual Property Agreement with the Company, dated [•], and agree that such Employee Confidentiality and Intellectual Property Agreement shall survive and not be superseded by this Agreement and shall survive the termination of my employment.
(b)Company Policies. I acknowledge and agree that in addition to any covenants or restrictions set forth herein, I will at all times continue to be bound by the Company’s intellectual property and confidential information policies as in effect from time to time.
Section 4.    Returning Company Group Documents and Property.
I agree that, at the time of any termination of my employment with the Company Group for any reason, I will deliver to the Company (and will not keep in my possession, recreate, or

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017

deliver to anyone else) any and all other property belonging to the Company or any other member of the Company Group, including but not limited to all Confidential Information and all other documents (including any copies thereof) in any form belonging to the Company, materials, information, and property developed by me pursuant to my employment or otherwise belonging to the Company or any member of the Company Group, cell phone, smart phone, iPad, computer (including any laptop or desktop computer, and peripheral devices), beeper, keys, card access to the building and office floors, employee handbook, phone card, computer user name and password, disks, and voicemail code. I agree further that any property situated on the Company’s premises and owned by the Company (or any other member of the Company Group), including disks and other storage media, filing cabinets, and other work areas, is subject to inspection by personnel of any member of the Company Group at any time with or without notice.
Section 5.    Disclosure of Agreement.
As long as it remains in effect, I will disclose the existence of this Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such person or entity.
Section 6.    Noncompetition; Nonsolicitation; Nondisparagement.
(a)    Noncompetition and Nonsolicitation. During the period of my employment with any of the members of the Company Group and the Restricted Period (as defined below), I will not (i) directly or indirectly encourage, solicit, or induce, or in any manner attempt to encourage, solicit, or induce, any person employed by, or providing consulting services to, any member of the Company Group to terminate such person’s employment or services (or in the case of a consultant, to materially reduce such services) with the Company Group; (ii) hire any individual who was employed by the Company Group within the six (6) month period prior to the date of such hiring and with whom I had contact during my employment with the Company Group within the six (6) month period prior to the date of such hiring; (iii) induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company Group to cease doing business with or reduce the amount of its business with the Company Group or interfere with the relationship between any such customer, supplier, licensee, or business relation and the
Company Group; or (iv) directly or indirectly engage in, own, invest in, manage, be employed by, consult, advise, assist, loan money to, or promote business for any person(s) or entity who or which is engaged in the same business as the Company Group, offers for sale the same products or services as the Company Group, or otherwise is a competitor of Company Group. Clause (iv) of the preceding sentence shall include but shall not be limited to the companies (and types of companies) set forth on Exhibit D to the Plan, which, for the avoidance of doubt, may be updated or amended by the Company from time to time without my consent in accordance with the terms of the Plan. For purposes of this Agreement, the term “Restricted Period” means the period commencing on my Date of Termination and continuing thereafter for a number of months equal to the product of (I) twelve and (II) the Severance Multiplier. Notwithstanding the foregoing, the

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restrictions in clause (iv) of this Section 6 shall apply to the Restricted Period only in the event of a Qualifying Termination and may be waived during the Restricted Period by the Chief Executive Officer and the Chief Administrative Officer, in their sole and absolute discretion, in a written waiver signed by both officers.
(b)    Nondisparagement. I agree that, during the period of my employment with any of the members of the Company Group and at all times thereafter, I will not make any disparaging or defamatory comments regarding any member of the Company Group or its respective current or former directors, officers, or employees in any respect or make any comments concerning any aspect of my relationship with any member of the Company Group or any conduct or events which precipitated any termination of my employment from any member of the Company Group. However, my obligations under this subsection (b) shall not apply to disclosures required by applicable law, regulation, or order of a court or governmental agency.
Section 7.    Reasonableness of Restrictions.
I acknowledge and recognize the highly competitive nature of the business of the members of the Company Group, that access to Confidential Information renders me special and unique within the industry of the members of the Company Group, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the members of the Company Group during the course of and as a result of my employment with any of the members of the Company Group. In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. I acknowledge further that the restrictions and limitations set forth in this Agreement will not materially interfere with my ability to earn a living following the termination of my employment with the Company Group and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with the Company Group.
Section 8.    Independence; Severability; Blue Pencil.
Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the members of the Company Group at law or in equity. If any of the provisions of this Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and area of such provision to the maximum and/or broadest duration, scope, and area permissible by law, and in its reduced form said provision shall then be enforceable.

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Section 9.    Injunctive Relief.
I expressly acknowledge that any breach or threatened breach of any of the terms or conditions set forth in this Agreement may result in substantial, continuing, and irreparable injury to one or more of the members of the Company Group. Therefore, I hereby agree that, in addition to any other remedy that may be available to any member of the Company Group, any member of the Company Group, on its own behalf or on behalf of any other member or members of the Company Group, shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Restricted Period shall be tolled during any period of violation of any of the covenants in Section 6 hereof and during any other period required for litigation during which the Company or any other member of the Company Group seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.
Section 10. Cooperation.
I agree that, following any termination of my employment, I will continue to provide reasonable cooperation to the Company and any other member of the Company Group and its or their respective counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during my employment in which I was involved or of which I have knowledge. As a condition of such cooperation, the Company shall reimburse me for reasonable out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this paragraph. I also agree that, in the event that I am subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise) that in any way relates to my employment by the Company Group, I will give prompt notice of such request to the Company and will make no disclosure until the Company or the other applicable member of the Company Group has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.
Section 11. General Provisions.
(a)Governing Law and Jurisdiction. EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. FURTHER, I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

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(b)Entire Agreement. This Agreement, together with the Plan and any other agreements executed by me in connection with my participation in the Plan sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement or any waiver of any rights under this Agreement will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Agreement.
(c)No Right of Continued Employment. I acknowledge and agree that nothing contained herein or in the Plan shall be construed as granting me any right to continued employment by the Company Group, and the right of my employer to terminate my employment at any time and for any reason, with or without cause, is specifically reserved.
(d)Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. I expressly acknowledge and agree that this Agreement may be assigned by the Company without my consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets or stock of the Company or of any business or division of the Company Group for which I provide services, whether by purchase, merger, or other similar corporate transaction.
(e)Survival. The provisions of this Agreement shall survive the termination of my employment with the Company Group or the assignment of this Agreement by the Company to any successor in interest or other assignee.
*    *    *
I,    , have executed this Agreement on the respective date set forth below:
Date:
(Signature)
(Type/Print Name)

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EXHIBIT C
RELEASE AGREEMENT
This Release Agreement (this “Agreement”) is executed and agreed to by [Participant] pursuant to the terms and conditions of the Level 3 Communications, Inc. Key Executive Severance Plan (the “Plan”). Capitalized terms used, but not defined, herein shall have the meaning given to them in the Plan.
In consideration of the promises set forth herein, I acknowledge and agree to the following:
Section 1.    Opportunity for Review; Acceptance.
This Agreement may be executed at any time during the period commencing on [date of receipt of the agreement] and ending on [add 45 days if RIF, 21 if non-RIF] (the “Review Period”), and during the Review Period, the terms and conditions set forth herein should be carefully reviewed and considered. To accept this Agreement, and the terms and conditions contained herein, prior to the expiration of the Review Period, this Agreement must be executed and dated where indicated below and returned to the Company in accordance with the notice provisions set forth in the Plan. Notwithstanding anything contained herein to the contrary, this Agreement will not become effective or enforceable for a period of seven (7) calendar days following the date of its execution (the “Revocation Period”), during which time such execution may be revoked by notifying the Company in accordance with the notice provisions set forth in the Plan no later than 5:00 p.m. on the seventh (7th) calendar day following its execution. Provided that the Agreement is timely executed and not timely revoked, the eighth (8th) day following the date on which this Agreement is executed shall be its effective date. In the event that the Agreement is not timely executed and delivered to the Company, or if the Agreement is otherwise timely revoked during the Revocation Period, this Agreement will be null and void and of no effect, and the Company will have no obligations to provide any severance benefits under the Plan that are conditioned upon the execution and non-revocation of this Agreement.
Section 2.    Employment Status and Separation Payments.
(a)Employment Status. I acknowledge and agree that my employment with the Company and its Affiliates (the “Company Group”) terminated on [DATE] (the “Date of Termination”), and that after the Date of Termination I will not represent myself as being an employee, officer, agent, or representative of the Company or any other member of the Company Group.
Accrued Benefits. I understand that the Date of Termination shall be the termination date of my employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through the Company and any other member of the Company Group, except as otherwise provided herein. I will be paid or provided the Accrued

CENTURYLINK EXECUTIVE SEVERANCE PLAN
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Obligations in accordance with the terms of the Plan regardless of whether this Agreement becomes effective.
Severance Payments and Benefits. In consideration of my release and waiver of claims set forth in Section 3 below, and conditioned upon my execution and non-revocation of this Agreement, and subject to all other terms and conditions of the Plan, including without limitation my continued compliance with my Restrictive Covenant Agreement, the Company will provide me with the severance payments and benefits set forth in Section 4.2 of the Plan in accordance with the terms of the Plan.
(c)All Wages Paid, No Further Benefits. I hereby acknowledge and agree that, except as provided in this Agreement, I have been paid and/or have received all other compensation and/or benefits to which I am entitled and that no other compensation or benefits are due to me other than my vested account under the Level 3 Communication, Inc. 401(k) Plan and any rights to continuation coverage that I have under COBRA. I further acknowledge and agree that the Company owes no other obligations to me, including any obligations arising out of any alleged written or oral employment agreement, policy, plan or procedure of the Company, or alleged understanding or arrangement between me and the Company or any other member of the Company Group. I, therefore, acknowledge and agree that the benefits described above in this Section 2 exceed any claim that I might have to any other benefits or compensation of any kind.
Section 3.    Release and Waiver of Claims.
(a)Definitions. As used in this Agreement, the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, equity, or otherwise.
(b)Release. For and in consideration of the payments and benefits described in Section 2 above, and other good and valuable consideration, I, for and on behalf of myself and my heirs, administrators, executors, and assigns, effective the date hereof, do fully and forever release, remise, and discharge each member of the Company Group and their successors and assigns, together with their respective officers, directors, partners, shareholders, employees, and agents (collectively, and with the Company, the “Company Parties”) from any and all claims whatsoever up to the date hereof that I had, may have had, or now have against the Company Parties, whether known or unknown, for or by reason of any matter, cause, or thing whatsoever, including any claim arising out of or attributable to my employment or the termination of my employment with the Company Group, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel, or slander, or under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, or sexual orientation. This release of claims includes, but is not limited to, all claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family Medical Leave

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Act, and the Equal Pay Act, each as may be amended from time to time, and all other federal, state, and local laws, the common law, and any other purported restriction on an employer’s right to terminate the employment of employees. I intend that the release contained herein shall constitute a general release of any and all claims that I may have against the Company Parties to the fullest extent permissible by law.
(c)No Claims. I acknowledge and agree that as of the date I execute this Agreement, I have no knowledge of any facts or circumstances that give rise or could give rise to any claims under any of the laws listed in the preceding paragraph.
(d)ADEA Release. By executing this Agreement, I understand that I am specifically releasing all claims relating to my employment and its termination under the Age Discrimination in Employment Act (ADEA), a United States federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefit plans.
(e)Preservation of Rights. Notwithstanding the foregoing, nothing in this Agreement shall be a waiver of (i) my rights with respect to payment of amounts under this Agreement, (ii) any claims that cannot be waived by law including, without limitation any claims filed with the Equal Employment Opportunity Commission, the U.S. Department of Labor, and claims under the ADEA that arise after the date of this Agreement, or (iii) if applicable, my rights to indemnification as provided by, and in accordance with the terms of, the Company’s by-laws or a Company insurance policy providing such coverage, as any of such may be amended from time to time.
(f)Government Investigations. Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement, or in any other agreement between the Company Group and me shall be construed as releasing, waiving or in any way limiting my ability, in good faith, to initiate or participate in any federal, state, or local government investigation of the Company Group or to obtain financial compensation or other pecuniary or nonpecuniary award associated with any such investigation.
(g)Acknowledgement of Full and Final Release. I acknowledge and agree that by virtue of the foregoing, I have waived any relief available to me (including without limitation, monetary damages, equitable relief, and reinstatement) under any of the claims or causes of action waived in this Section 3. I agree, therefore, that I will not accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement.
Section 4.    Knowing and Voluntary Waiver.
I expressly acknowledge and agree that I—
(a)Am able to read the language, and understand the meaning and effect, of this Agreement;

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(b)Have no physical or mental impairment of any kind that has interfered with my ability to read and understand the meaning of this Agreement or its terms, and that I am not acting under the influence of any medication, drug, or chemical of any type in entering into this Agreement;
(c)Am specifically agreeing to the terms of the release contained in this Agreement because the Company has agreed to provide me with the severance payments and benefits provided by the Plan, which the Company has agreed to provide because of my agreement to accept it in full settlement of all possible claims that I might have or ever have had, and because of my execution of this Agreement;
(d)Acknowledge that but for my execution of this Agreement, I would not be entitled to the severance payments and benefits provided by the Plan;
(e)Understand that, by entering into this Agreement, I do not waive rights or claims under the ADEA that may arise after the date on which I execute this Agreement;
(f)Had or could have had the entire Review Period in which to review and consider this Agreement, and that if I execute this Agreement prior to the expiration of the Review Period, I have voluntarily and knowingly waived the remainder of the Review Period;
(g)Was advised to consult with my attorney regarding the terms and effect of this Agreement; and
(h)Have signed this Agreement knowingly and voluntarily.
Section 5.    No Re-Employment.
I hereby agree to waive any and all claims to re-employment with the Company or any other member of the Company Group. I affirmatively agree not to seek further employment with the Company or any other member of the Company Group.
Section 6.    Successors and Assigns.
The provisions hereof shall inure to the benefit of my heirs, executors, administrators, legal personal representatives, and assigns and shall be binding upon my heirs, executors, administrators, legal personal representatives, and assigns.
Section 7.    Severability.
If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, that provision shall be of no force and effect. The illegality or unenforceability of any provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

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Section 8.    Confidentiality.
The terms and conditions of this Agreement are and shall be deemed to be confidential, and shall not be disclosed by me to any person or entity without the prior written consent of the Company, except if required by law, and to, attorneys, and immediate family, provided that, to the maximum extent permitted by applicable law, rule, code, or regulation, they agree to maintain the confidentiality of the Agreement.
Section 9.    Non-Admission.
Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of me or any member of the Company Group.
Section 10. Entire Agreement.
This Agreement, together with the Plan, my Participation Notice and my Restrictive Covenant Agreement, constitutes the entire understanding and agreement between me and each member of the Company Group regarding the termination of my employment. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between me and any member of the Company Group relating to the subject matter of this Agreement.
Section 11. Governing Law; Jurisdiction.
EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF DELAWARE , APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.
IN WITNESS WHEREOF, I have executed this Agreement as of the date set forth below.
[Participant]

Dated:

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EXHIBIT D
Restricted Entities
For purposes of the Plan and each Participant’s obligations under his or her Restrictive Covenant Agreement, the following entities shall be deemed “Restricted Entities”: (i) companies that include within their corporate structure competitive local exchange carrier(s) or incumbent local exchange carrier(s), which with affiliates have, for their most recent fiscal year, annual consolidated total communications revenue equal to or greater than $1 Billion; (ii) providers of content delivery network services which with affiliates have, for their most recent fiscal year, consolidated total content delivery network revenues greater than $50 million; (iii) international communication services providers which with affiliates have a presence in the United States and, with affiliates, have, for their most recent fiscal year, annual consolidated total revenue equal to or greater than $1 Billion; or (iv) XO Holdings, Inc., CenturyLink, Inc., AT&T Inc., Sprint Nextel Corporation, tw telecom inc., Verizon Communications Inc., Limelight Networks, Inc., Akamai Technologies Inc., Windstream Corporation, Reliance Communications Venture Limited, including in each case their affiliates, successors, and assigns.

CENTURYLINK EXECUTIVE SEVERANCE PLAN
As Updated, Amended and Restated Effective October 10, 2017